                             AGREEMENT AND PLAN OF MERGER

                              AND PLAN OF REORGANIZATION

                                     BY AND AMONG

                               HA-LO INDUSTRIES, INC.,

                  HA-LO ACQUISITION CORPORATION OF MICHIGAN, INC.,

                       CREATIVE CONCEPTS IN ADVERTISING, INC.,

                                 CREADIS GROUP INC.,

                                1132832 ONTARIO INC.,

                                1132831 ONTARIO CORP.,

                                         and

                                 THE SHAREHOLDERS OF
                       CREATIVE CONCEPTS IN ADVERTISING, INC.,

                                1132832 ONTARIO INC.,

                                         and

                                1132831 ONTARIO CORP.

    THIS AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION, dated as of October 29, 1996 (this "Agreement"), is by and among HA-LO Industries, Inc., an Illinois corporation ("Acquiror"), HA-LO Acquisition Corporation of Michigan, Inc., a Michigan corporation ("Acquiror Sub"), Creative Concepts In Advertising, Inc., a Michigan corporation (the "U.S. Company"), Creadis Group Inc., a British Columbia corporation (the "Canada Company"), 1132832 Ontario Inc., an Ontario corporation ("Canada Holding Company-2"), 1132831 Ontario Corp., an Ontario corporation ("Canada Holding Company-1"), Linden D. Nelson, majority shareholder of the U.S. Company and sole shareholder of Canada Holding Company-1 ("Nelson"), and the other shareholders of the U.S. Company, who are identified on Exhibit A to this Agreement (Nelson, such shareholders, and every other person who, with Acquiror's consent, acquires shares of the authorized capital stock of the U.S. Company after the date hereof, are hereafter collectively referred to as the "U.S. Shareholders", and individually as a "U.S. Shareholder").

                                     WITNESSETH:

    WHEREAS, the U.S. Company is engaged in the business of creating, developing, marketing and distributing specialty advertising, promotion and premium products in the United States and the United Kingdom;

    WHEREAS, the Canada Company is engaged in the business of creating, developing, marketing and distributing specialty advertising, promotion and premium products in Canada;

    WHEREAS, the Canada Company is a wholly-owned subsidiary of Canada Holding Company-2, which is a wholly-owned subsidiary of Canada Holding Company-1 (the Canada Company, Canada Holding Company-1 and Canada Holding Company-2 are hereafter sometimes collectively referred to as the "Canadian Target Companies");

    WHEREAS, the U.S. Shareholders are the sole shareholders of the U.S. Company, and Nelson is the sole shareholder of Canada Holding Company-1;

    WHEREAS, the U.S. Company and the Canadian Target Companies are
"affiliates" through common ownership within the meaning of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and
(ii) Accounting Series, Releases 130 and 135, as amended, of the Commission (the U.S. Company and the Canadian Target Companies are hereafter sometimes collectively referred to as "Target Companies");

    WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Michigan, as amended ("Michigan Law"), Acquiror Sub, a wholly-owned subsidiary of Acquiror, will merge with and into the U.S. Company (the "U.S. Merger");

    WHEREAS, upon the terms and subject to the conditions of this Agreement, Nelson will exchange all of the outstanding shares of Canada Holding Company-1 solely for voting stock of Acquiror (such transaction is hereafter the "Canada Reorganization", and together, the U.S. Merger and the Canada Reorganization are hereafter sometimes collectively referred to as the "Unitary Transaction");

    WHEREAS, the U.S. Shareholders and the Board of Directors of the U.S. Company have determined that the U.S. Merger and the Unitary Transaction are in the best interest of the U.S. Company and its shareholders, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

    WHEREAS, the Boards of Directors of each Canadian Target Company have determined that the Canada Reorganization and the Unitary Transaction are in the best interests of that Canadian Target Company and its shareholders, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

    WHEREAS, the Board of Directors of Acquiror has determined that the U.S. Merger, the Canada Reorganization and the Unitary Transaction are in the best interests of Acquiror and its shareholders, and has approved and adopted this Agreement and consented to the transactions contemplated hereby;

    WHEREAS, the shareholder and Board of Directors of Acquiror Sub have determined that the U.S. Merger and the Unitary Transaction are in the best interests of Acquiror Sub and its shareholder, and has approved and adopted this Agreement and consented to the transactions contemplated hereby; and

    WHEREAS, it is the intent of the parties to account for the Unitary Transaction as (i) a tax-free reorganization under applicable U.S. and Canadian rules and regulations, including the Internal Revenue Code of 1986, as amended (the "Code"), and the Canada-U.S. Income Tax Convention, as amended (the "Treaty"), and (ii) a "pooling of interests" under applicable rules and regulations, including U.S. generally accepted accounting principles and standards ("GAAP"), the Securities Act and releases of the Financial Accounting Standards Board and the Commission;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                      ARTICLE I

                               THE UNITARY TRANSACTION

    SECTION 1.01. THE U.S. MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Michigan Law, at the "Effective Time" (as hereafter defined), Acquiror Sub shall be merged with and into the U.S. Company. As a result of the U.S. Merger, the separate corporate existence of Acquiror Sub shall cease and the U.S. Company shall continue as the surviving corporation of the Merger (hereafter, the "U.S. Surviving Corporation").

    SECTION 1.02. THE CANADA REORGANIZATION. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Nelson shall convey, transfer and assign to Acquiror all of his right, title and interest in and to his shares of Canada Holding Company-1 common stock, representing one hundred percent (100%) of the outstanding stock of Canada Holding Company-1 (hereafter, the "Canada Holding Company Stock"), solely in exchange for shares of the common voting stock, no par value, of Acquiror ("Acquiror Common Stock").

    SECTION 1.03. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver, of the conditions set forth in Article VII, the parties shall cause the Unitary Transaction to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Michigan in such form as required by, and executed in accordance with, the relevant provisions of Michigan Law (the date and time of such filing is the "Effective Time").

    SECTION 1.04. EFFECT OF THE U.S. MERGER. At the Effective Time, the effect of the U.S. Merger shall be as provided in the applicable provisions of Michigan Law. Without limiting the generality of those laws, and subject to their provisions, at the Effective Time, except as otherwise provided in this Agreement, all the properties, rights, privileges, powers and franchises of Acquiror Sub and the U.S. Company shall vest in the U.S. Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the U.S. Company shall become the debts, liabilities and duties of the U.S. Surviving Corporation.

    SECTION 1.05. ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation of the U.S. Company shall be the Articles of Incorporation of the U.S. Surviving Corporation, and the By-Laws of Acquiror Sub shall be the By-Laws of the U.S. Surviving Corporation. Acquiror reserves the right, exercisable in its sole discretion on and after the Effective Time, to amend, or cause to be amended, the Articles of Incorporation and By-Laws of any or all of the Canadian Target Companies.

    SECTION 1.06. DIRECTORS AND OFFICERS. The initial Board of Directors of the U.S. Surviving Corporation shall be comprised of thirteen (13) individuals, seven (7) of whom shall be selected by Acquiror, in its sole discretion, and the remainder of whom shall be those individuals named on Schedule 1.06 to this Agreement; provided, however, in matters of routine governance, such Board shall delegate its authority to an Executive Committee comprised of Nelson, Lemberg and each of Acquiror's Chief Executive, Operating and Financial Officers.
Except as may be provided in the "Company Contracts" (as hereafter defined), or in the Employment Agreements attached as Exhibits to this Agreement, at the Effective Time the officers of Acquiror Sub immediately preceding the Effective Time shall be the initial officers of the U.S. Surviving Corporation, each to hold office in accordance with the Articles of Incorporation or By-Laws of the U.S. Surviving Corporation, and until their respective successors are duly elected or appointed and qualified.

    SECTION 1.07. TAKING NECESSARY ACTION; FURTHER ACTION. The parties shall each use reasonable efforts to take all actions as may be necessary or appropriate to effectuate the Unitary Transaction. If, at any time following the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the U.S. Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of its constituent corporations, the officers of the U.S. Surviving Corporation are fully authorized, in the name of each constituent corporation or otherwise, to take, and shall take, all such lawful and necessary action, to carry out the purposes of this Agreement.

    SECTION 1.08. THE CLOSING. The closing of the transactions contemplated by this Agreement will take place at the offices of Neal Gerber & Eisenberg, Chicago, Illinois, and will be effective at the Effective Time.

                                      ARTICLE II

                  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 2.01. SHARE CONSIDERATION. At the Effective Time, by virtue of the Unitary Transaction, Acquiror shall issue a total of two million two hundred fifty thousand (2,250,000) shares of Acquiror Common Stock to the U.S. Shareholders and Nelson (in his capacity as sole shareholder of Canada Holding Company-1), as more fully set forth in Sections 2.01(a) and (b), below:

         (a) CONVERSION APPLICABLE TO OUTSTANDING SHARES OF THE U.S. COMPANY. At the Effective Time, by virtue of the U.S. Merger, and without any further action on the part of Acquiror, Acquiror Sub, the U.S. Company, the U.S. Share-holders or the holders of any other shares of capital stock of the U.S. Company, each share of common stock, no par value per share, of the U.S. Company ("U.S. Company Stock") issued and outstanding immediately preceding the Effective Time shall be converted into and become that share quantity of Acquiror Common Stock (such number is the "U.S. Merger Exchange Ratio") equal to the quotient of (i) two million two hundred thousand (2,200,000), over (ii) the number of whole shares of U.S. Company Stock issued and outstanding immediately prior to the Effective Time. Each such share of U.S. Company Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Acquiror Common Stock into which such U.S. Company Stock was converted in the U.S. Merger. Certificates previously representing shares of U.S. Company Stock shall, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror, be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor, without interest. All shares of Acquiror Common Stock issued upon conversion of U.S. Company Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of U.S. Company Stock.

         (b) CONSIDERATION ISSUABLE TO NELSON IN THE CANADA REORGANIZATION. At the Effective Time, by virtue of the Canada Reorganization, Acquiror shall issue fifty thousand (50,000) shares of Acquiror Common Stock to Nelson against delivery by Nelson of the Canada Holding Company Stock, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror.

         (c) RESTRICTIONS APPLICABLE TO ACQUIROR COMMON STOCK. The Target Companies, the U.S. Shareholders and Nelson (in his capacity as sole shareholder of Canada Holding Company-1) acknowledge that the shares of Acquiror Common Stock issued and delivered by Acquiror at the Effective Time pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and even if so registered, may be subject to restrictions on resale under federal and state securities laws or under this Agreement generally. As used in this Agreement, the term "Unregistered Shares" shall mean the shares of Acquiror Common Stock issued hereunder which have not been registered for resale under the Securities Act. In addition, the Target Companies, the U.S. Shareholders and Nelson acknowledge that, until the Unregistered Shares have been registered in accordance with the provisions of Section 6.03, and subject to the provisions of Article IX, including but not limited to
    Section 9.06 thereof, Acquiror shall be entitled to set-off against or withhold from the Unregistered Shares all or a portion of the damages sustained directly or indirectly by Acquiror under this Agreement or in connection with the Unitary Transaction. The Target Companies, the U.S. Shareholders and Nelson hereby consent to the issuance by Acquiror of Unregistered Shares in the Unitary Transaction, and agree they shall possess no independent right to compel, and shall forbear from taking any action whatsoever to cause, the registration of Unregistered Shares, except to the extent provided under Article VI hereof.

         (d) EFFECT OF RECAPITALIZATION, ETC. If between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock, U.S. Company Stock or Canada Holding Company Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the U.S. Exchange Ratio and/or aggregate shares of Acquiror Common Stock to be issued to the U.S. Shareholders and Nelson under subsections (a) and (b), above, shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         (e) NO FRACTIONAL SHARES. Anything in this Agreement to the contrary notwithstanding, any fractional shares of Acquiror Common Stock otherwise issuable in the Unitary Transaction shall be rounded upward or downward to the nearest whole number of shares of Acquiror Common Stock.

         (f) TREASURY AND OTHER SHARES. Each share of U.S. Company Stock held in the treasury of the U.S. Company immediately preceding the Effective Time shall be cancelled and extinguished without any conversion or exchange of such shares and no payment shall be made with respect to such shares.

         (g) CONVERSION OF ACQUIROR SUB SHARES. Each share of common stock, no par value, of Acquiror Sub issued and outstanding immediately preceding the Effective Time shall be converted into and exchanged for one (1) newly and validly issued, fully paid and nonassessable share of common stock of the U.S. Surviving Corporation.

    SECTION 2.02. STOCK TRANSFER BOOKS. On and as of the date of this Agreement, the stock transfer books of the Target Companies shall be closed and thereafter, solely with respect to the Unitary Transaction, and except as provided in Section 2.03, there shall be no further registration of transfers of shares of stock of the Target Companies on the records of the Target Companies. From and after the Effective Time, the holders of certificates representing shares of U.S. Company Stock outstanding immediately preceding the Effective Time shall cease to have any rights with respect to such shares of U.S. Company Stock following the U.S. Merger except as otherwise provided in this Agreement or by "Law" (as hereafter defined). For the purposes of this Agreement, the term "Law" shall mean any foreign, U.S. federal, state, provincial, local or municipal law, statute, ordinance, rule, regulation, order, judgment or decree.

    SECTION 2.03. OTHER U.S. COMPANY SECURITIES AND OPTIONS. As of the Effective Time, each outstanding share of common and preferred capital stock of the U.S. Company other than U.S. Company Stock ("Other U.S. Company Securities"), together with all options, warrants or other rights, agreements, arrangements or commitments (collectively, the "U.S. Company Options") to sell or purchase shares of U.S. Company Stock or Other U.S. Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, except as provided below, the U.S. Company and the U.S. Shareholders shall take all corporate action necessary to effectuate the cancellation and termination of all Other U.S. Company Securities and U.S. Company Options.

         (a) The Target Companies and U.S. Shareholders hereby acknowledge that, by virtue of the U.S. Merger, the last-named U.S. Shareholder on Exhibit A hereto (hereafter, "Lemberg") is entitled to a distribution of U.S. Company Stock in accordance with the provisions of the Company Contract described at Item No. 3 of Section 3.10(a)(ii) to the Target Company Disclosure Schedules (such shares are hereafter, the "Contract-Based Shares"). At least three (3) days prior to the Effective Time, (i) the U.S. Company or Nelson shall physically transfer the Contract-Based Shares to Lemberg, or at Nelson's direction, each U.S. Shareholder shall assign such quantity of U.S. Company Stock to Lemberg as shall be necessary to create equivalent proportionality of interest among all U.S. Shareholders (assuming the Contract-Based Shares had been issued directly by the U.S. Company), and (ii) the U.S. Company and U.S. Shareholders shall provide Acquiror with reasonably satisfactory verification of their compliance with the foregoing requirements.

         (b) Acquiror acknowledges the Contract-Based Shares have been issued to Lemberg by virtue of the Unitary Transaction, and agrees that if this Agreement is terminated prior to the Effective Time, Lemberg's liability to Acquiror shall be (i) several (opposed to joint and several), and (ii) limited to equitable relief awarded in connection with, and "Damages" (as hereafter defined) proximately resulting from or occasioned by, a breach of or violation in any covenant or agreement on Lemberg's part to be performed prior to the Effective Time, but only to the extent Acquiror may properly claim such relief or Damages under the other terms and conditions of this Agreement (opposed to this Section 2.03(c)).

         (c) Lemberg represents to Acquiror that, as of the date hereof, no Target Company is in default under or has breached any material term or condition of any agreement, contract or understanding to which Lemberg is a party, and except for the Contract-Based Shares, wages and other remuneration not yet overdue, and benefits to be paid under the "Employee Benefit Plans" listed in Section 3.11 of the Target Company Disclosure Schedules, no basis whatsoever exists for Lemberg's assertion of a claim against the Target Companies for the payment of money, securities or other property.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                    OF THE TARGET COMPANIES AND U.S. SHAREHOLDERS

    The term "Target Company Adverse Effect", as used in this Agreement, shall mean any change or event that, individually or when taken together with all other such changes or events, would reasonably be considered to be adverse to the financial condition, business or results of operations of a Target Company or any of its subsidiaries; provided, however, except to the extent set forth in
Section 9.03 hereof, the occurrence of any change or event described in any Section of the Target Company Disclosure Schedules attached to this Agreement as
Schedule 3.00 (the "Target Company Disclosure Schedules") shall not, individually or in the aggregate, constitute a Target Company Adverse Effect.

    The term "subsidiary" (or its plural) as used in this Agreement with respect to a Target Company, the U.S. Surviving Corporation, Acquiror, Acquiror Sub or any other entity, shall mean any corporation, partnership, joint venture or other entity of which a Target Company, the U.S. Surviving Corporation, Acquiror, Acquiror Sub or other entity, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, five percent (5%) or more of the stock or other equity interests generally entitled to vote for the election of the board of directors or other governing body of such corporation or other entity.

    For purposes of this Article III, and as generally applied to a Target Company or U.S. Shareholder, the term "knowledge" means the actual knowledge of Nelson, Lemberg and Eric Rosenbloom obtained in the normal conduct of business and following an investigation which is reasonable under the circumstances; provided, however, no investigation shall be required with respect to the Target Company locations listed below, and with respect to such locations, the term "knowledge" shall include the actual knowledge of the employee(s) whose names are set forth opposite such locations:

    United Kingdom (U.S. Company)      Christopher Halstead
    Alabama (U.S. Company)             Richard Hassal
    British Columbia (Canada Company)  Alan Baldwin/Mark Freed
    Ontario (Canada Company)           Alan Baldwin/Mark Freed

    The Target Companies and the U.S. Shareholders jointly and severally represent and warrant to Acquiror and Acquiror Sub that, except as specifically described in the Target Company Disclosure Schedules, the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Effective Time (as though made then) with respect to the Target Companies, their respective businesses, the U.S. Shareholders and Nelson (in his capacity as sole shareholder of the Canada Company):

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each Target Company and its subsidiaries (if any) is a corporation validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Except to the extent described in Section 3.01 of the Target Company Disclosure Schedules, each Target Company possesses all requisite corporate power and authority to own, lease and operate its properties and/or to carry on their business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by such Target Company or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have a Target Company Adverse Effect. A true and complete listing of each Target Company's direct and indirect subsidiaries, together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each subsidiary's outstanding stock or other equity interests owned by such Target Company or subsidiary thereof, is set forth in Section 3.01 of the Target Company Disclosure Schedules.

    SECTION 3.02. ARTICLES OF INCORPORATION; BY-LAWS. The U.S. Company has furnished to Acquiror complete and correct copies of its Articles of Incorporation and By-Laws, as amended or restated, together with those of each of its subsidiaries. The Canadian Target Companies have each furnished to Acquiror complete and correct copies of their respective Articles of Incorporation and By-Laws, as amended or restated, together with those of each of their respective subsidiaries. Except as set forth in Section 3.02 of the Target Company Disclosure Schedules, no Target Company and no subsidiary thereof is in violation of any provision of its Articles of Incorporation or By-Laws.

    SECTION 3.03.  CAPITALIZATION OF THE TARGET COMPANIES.

         (a) As of the date of this Agreement, the authorized capital stock of the U.S. Company consists solely of fifty thousand (50,000) shares of U.S. Company Stock, $1.00 par value, of which five thousand (5,000) shares are issued and outstanding. As of the Effective Time, except for the Contract-Based Shares, there shall not be any Other U.S. Company Securities authorized by the U.S. Company.

         (b) As of the date of this Agreement, the authorized capital stock of Canadian Holding Company-1 consists solely of an unlimited number of common voting shares without par value, of which one hundred (100) shares are issued and outstanding. As of the date hereof there are not, and at the Effective Time there shall not be, any Canada Holding Company-1 securities authorized by Canada Holding Company-1 and not described in the preceding sentence.

         (c) As of the date of this Agreement, the authorized capital stock of Canadian Holding Company-2 consists solely of an unlimited number of common voting shares without par value, of which one hundred (100) shares are issued and outstanding. As of the date hereof there are not, and at the Effective Time there shall not be, any Canada Holding Company-2 securities authorized by Canada Holding Company-2 and not described in the preceding sentence.

         (d) As of the date of this Agreement, the authorized capital stock of the Canada Company consists solely of (i) ten thousand (10,000) shares of Class A common voting shares without par value, of which one thousand (1,000) shares are issued and outstanding, (ii) ten thousand (10,000) shares of Class B common voting shares, none of which are issued or outstanding, and (iii) ten thousand (10,000) shares of Class C common voting shares, one thousand (1,000) of which are issued and outstanding.
    As of the date hereof there are not, and at the Effective Time there will not be, any Canada Company securities authorized by the Canada Company and not described in the preceding sentence.

         (e) Except as described in Section 3.03(e) of the Target Company Disclosure Schedules, no authorized shares of Target Company stock are held in treasury or are reserved for any other purpose.

         (f) All outstanding shares of Target Company stock are, and as of the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by Law, a Target Company's Articles of Incorporation or By-Laws, or any agreement as to which a Target Company is party or by which it is bound. Section

    3.03(f) of the Target Company Disclosure Schedules sets forth (i) the number of authorized shares of each class of stock of, or other equity interests in, each subsidiary of a Target Company, (ii) the number of outstanding shares (if any) of each such class, and (iii) the legal and beneficial holder of each such outstanding share. All outstanding shares of stock of, or other equity interests in, the subsidiaries of the Target Companies are, and as of the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable, and such shares or other equity interests are owned by their respective holders free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever except as disclosed in Section 3.03(f) of the Target Company Disclosure Schedules.

         (g) Except as disclosed in Section 3.03(g) of the Target Company Disclosure Schedules, there are no U.S. Company Options to which the U.S. Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the U.S. Company or any of its subsidiaries, or obligating the U.S. Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the U.S. Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of the U.S. Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of U.S. Company Stock or the capital stock of, or other equity interests in, any subsidiary of the U.S. Company, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary or other person except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans described in Section 3.03(g) of the Target Company Disclosure Schedules to a supplier or employee of the U.S. Company.

         (h) Except as disclosed in Section 3.03(h) of the Target Company Disclosure Schedules, there are no options to which any Canadian Target Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, a Canadian Target Company or any of its subsidiaries or obligating a Canadian Target Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, a Canadian Target Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of a Canadian Target Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of such Canadian Target Company's stock, or the stock of, or other equity interests in, any subsidiary of such Canadian Target Company, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary or other person except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans described in Section 3.03(h) of the Target Company Disclosure Schedules to a supplier or employee of such Canadian Target Company.

         (i) The U.S. Shareholders hold of record and own the entire beneficial interest in all of the outstanding shares of U.S. Company Stock, and Nelson holds of record and owns the entire beneficial interest in all of the outstanding Canada Holding Company Stock. Such U.S. Company Stock and Canada Holding Company Stock is, and as of the Effective Time will be, free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever. Except for Lemberg's right to Contract-Based Shares, no other person has, and as of the Effective Time no other person will have, any right, title or interest in or to any shares of U.S. Company Stock or Canada Holding Company Stock, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract (written or oral) or otherwise. Neither Nelson nor any U.S. Shareholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares of U.S. Company Stock or Canada Holding Company Stock. Neither Nelson nor any U.S. Shareholder has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or its subsidiaries an option, warrant, right, put, call, commitment or agreement relating to, or any security convertible into, any shares of stock of the Target Companies or any such convertible security and, except as set forth in Section 3.03(i) to the Target Company Disclosure Schedules, no Target Company is a party to any agreement (written or oral) respecting the issue, purchase, sale or transfer of any of the same.

         (j) Canada Holding Company-1 holds of record and owns the entire beneficial interest in all of the outstanding stock of Canada Holding Company-2, and Canada Holding Company-2 holds of record and owns the entire beneficial interest in all of the outstanding stock of the Canada Company. Such Canada Holding Company-2 stock and Canada Company stock is, and at the Effective Time will be, free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever, except for an unreleased security interest with respect to a purchase money note which has previously been paid in full. Except as disclosed in Section 3.03(j) of the Target Company Disclosure Schedules, no other person has, or at the Effective Time will have, any right, title or interest in or to such shares of Canada Holding Company-2 stock or Canada Company stock, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract (written or oral) or otherwise. Neither Canada Holding Company-2 nor the Canada Company is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares, and neither has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or its subsidiaries an option, warrant, right, put, call, commitment or agreement relating to, or any security convertible into, any shares of stock of the Target Companies or any such convertible security.

    SECTION 3.04.  AUTHORITY.

         (a) Each Target Company possesses the requisite corporate power and authority to execute and deliver this Agreement, including the Exhibits attached hereto, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Target Company and the consummation by such Target Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any Target Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Target Companies, and assuming the due authorization, execution and delivery by Acquiror and Acquiror Sub, constitutes the legal, valid and binding obligation of each Target Company, enforceable in accordance with its terms and conditions.

         (b) Each U.S. Shareholder has full power and authority to execute and deliver this Agreement, including the Exhibits attached hereto, and to perform his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each U.S. Shareholder, and assuming the due authorization, execution and delivery by Acquiror and Acquiror Sub, constitutes the legal, valid and binding obligation of such U.S. Shareholder.

    SECTION 3.05.  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the U.S. Company does not, and the performance of this Agreement by the U.S. Company shall not (i) conflict with or violate its Articles of Incorporation or By-Laws or equivalent organizational documents, or those of any of its subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), pursuant to the applicable requirements of U.S. federal, state and local rules, Laws and regulations, including but not limited to the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities or blue sky laws and the rules and regulations thereunder ("Blue Sky Laws"), the Code, the Treaty, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Michigan Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 3.05(d) of the Target Company Disclosure Schedules, conflict with or violate any Laws applicable to the U.S. Company or any of its subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the U.S. Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the U.S. Company or any of its subsidiaries is a party or by which the U.S. Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

         (b) The execution and delivery of this Agreement by the Canadian Target Companies does not, and the performance of this Agreement by the Canadian Target Companies shall not (i) conflict with or violate their respective Articles or By-Laws or equivalent organizational documents, or those of any of their subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements of U.S. and Canadian federal, state, provincial and local rules, Laws and regulations, including but not limited to the HSR Act, the Competition Act (Canada), and the rules and regulations thereunder (the "Competition Act"), the Investment Canada Act, and the rules and regulations thereunder (the "Investment Act"), the Code, and the rules and regulations thereunder, and the Income Tax Act (Canada), RSC 1985 (5th Supplement) c. 1, as amended, including draft legislation introduced on April 23, 1996 and June 20, 1996, and budget proposals introduced on March 6, 1996, and the rules and regulations thereunder (the "ITA"), and (y) obtaining the consents, approvals, authorizations or permits described in Section 3.05(d) of the Target Company Disclosure Schedules, conflict with or violate any Laws applicable to the Canadian Target Companies or any of their subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Canadian Target Companies or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Canadian Target Companies, or any of their subsidiaries, is a party or by which the Canadian Target Companies or any of their subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

         (c) Neither the execution, delivery nor performance of this Agreement, nor the observance or compliance with the terms and conditions hereof, will violate any judgment, order, writ, injunction or decree of any court or agency, any Law, statute, regulation or rule, or any material indenture, agreement or other instrument, to which a U.S. Shareholder is a party or by which such U.S. Shareholder or any of his assets or properties is bound, which could cause a Target Company Adverse Effect.

         (d) The execution and delivery of this Agreement by the Target Companies and the U.S. Shareholders does not, and the performance of this Agreement by the Target Companies and the U.S. Shareholders shall not, individually or collectively, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, the HSR Act, the Competition Act, the Investment Act, the Code, the Treaty, the ITA, the consents, approvals, authorizations or permits described in Section 3.05(d) of the Target Company Disclosure Schedules, and the filing and recordation of appropriate merger documents as required by Michigan Law, as applicable.

    SECTION 3.06. PERMITS; COMPLIANCE. Each Target Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for such Target Company and its subsidiaries to own, lease and operate their respective properties or to carry on their respective businesses as they are now being conducted (each, a "Company Permit"), other than where the failure to so possess a Company Permit would not have a Target Company Adverse Effect, and no suspension, revocation or cancellation of any such Company Permit is pending or, to the knowledge of any Target Company, threatened. No Target Company or subsidiary thereof is operating in conflict with, or is in default or violation of (i) any foreign, federal, state, provincial or local rule, Law or regulation applicable to such person or by which its properties are bound or affected, or (ii) any Company Permit, except for any such conflicts, defaults or violations which would not have a Target Company Adverse Effect. Each Company Permit material to the operations of a Target Company is listed in Section 3.06 to the Target Company Disclosure Schedules.

    SECTION 3.07.  GOVERNMENTAL REPORTS; FINANCIAL STATEMENTS.

         (a) Since December 31, 1992, the Target Companies and their respective subsidiaries have filed all forms, reports, statements and other documents required to be filed with any applicable Governmental Entities, except where failure to file any such forms, reports, statements and other documents would not have a Target Company Adverse Effect (all such forms, reports, statements and other documents referred to in this Subsection (a) are, collectively, "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Laws, and (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

         (b) Except as disclosed in Section 3.07(b) of the Target Company Disclosure Schedules, (X) the audited Balance Sheets, Income Statements, Statements of Cash Flow and Statements of Equity of the U.S. Company as at and for the periods ended December 31, 1993, 1994 and 1995 (separate company audited and combined unaudited for the period ended December 31, 1995, and restated to include all of the Target Companies), and (Y) the audited Balance Sheets, Income Statements and Statements of Changes in Financial Position of the Canada Company as at and for the nine-month period ended May 31, 1995, and the twelve-month period ended 1996 (including, in each case, related notes) (collectively, the "Target Company Financial Statements") delivered to Acquiror prior to the date of this Agreement (i) have been prepared from, and are in agreement in all material respects with, the books, records and accounts (including consolidating workpapers and supporting entries), of the Target Companies and their subsidiaries, (ii) have been prepared in all material respects in substantial accordance with the published rules and regulations of the Financial Accounting Standards Board and GAAP (Canadian GAAP, in the case of the Canada Company) applied on a consistent basis throughout the periods involved, (iii) taken as a whole, fairly present in all material respects the financial position of the Target Companies and their subsidiaries on a combined or uncombined basis, as the case may be, as of the dates thereof, and (iv) taken as a whole, fairly present, in all material respects, the results of operations of the Target Companies for the periods indicated.

         (c) Prior to the date hereof, the Target Companies have internally prepared and delivered to Acquiror unaudited combined and combining (X) Balance Sheets, Income Statements, Statements of Cash Flow and Statements of Equity of the U.S. Company as at and for the calendar quarterly periods ended March 31, and June 30, 1996, and (Y) Balance Sheets, Income Statements and Statements of Changes in Financial Position of the Canada Company as at and for the quarterly period ended September 30, 1996 (the "Interim Target Company Financial Statements", which term shall include all quarterly Target Company financial statements hereafter delivered to Acquiror in accordance with the provisions of Section 5.01(e) hereof). The Interim Target Company Financial Statements (i) have been prepared from, and are in agreement in all material respects with, the books, records and accounts (including consolidating workpapers and supporting entries), of the Target Companies and their subsidiaries, (ii) fairly present in all material respects the financial position of the Target Companies and their subsidiaries as of the dates thereof, and (iii) fairly present, in all material respects, the results of operations of the Target Companies for the periods indicated; provided, however, Acquiror acknowledges that the Interim Target Company Financial Statements are subject to normal year-end adjustments and may lack footnotes and other presentation items; provided, however, no such year-end adjustment shall be deemed to have cured a prior breach of or misstatement in any representation or warranty set forth in this Agreement.

         (d) At the Effective Time, the Target Companies and their respective subsidiaries shall have no liabilities, obligations or indebtedness of any nature whatsoever (and there shall be no basis for any present or future action, suit, proceeding, hearing, charge, claim, complaint, investigation or demand against any such Target Company or subsidiary giving rise to such liability, obligation or indebtedness), except for (i) liabilities, obligations and indebtedness set forth in the Balance Sheets included in the Interim Target Company Financial Statements dated nearest to the Effective Time (the "Most Recent Statements"), and (ii) liabilities, obligations and indebtedness which have arisen after the date of the Most Recent Statements in the ordinary course of business of the Target Companies; provided, however, such liabilities, obligations and indebtedness shall be subject to the other representations and warranties set forth in this Article III.

         (e) Except as and to the extent set forth on the Target Company Financial Statements, including all notes thereto, the Target Companies and their respective subsidiaries have no liability, obligation or indebtedness of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a combined balance sheet of the Target Companies (or in the notes thereto), prepared in accordance with GAAP applied on a consistent basis, except for liabilities, obligations or indebtedness described in Section 3.07(e) of the Target Company Disclosure Schedules, or incurred in the ordinary course of business since December 31, 1995, in the case of the U.S. Company, or May 31, 1996, in the case of the Canada Company, that would not have a Target Company Adverse Effect.

         (f) Section 3.07(f) of the Target Company Disclosure Schedules describes by category and amount the aggregate reserves, obligations and other allowances established by the Target Companies in the audited combined Balance Sheet at December 31, 1995 (collectively, the "Closing Reserves"). Except as set forth in Section 3.07(f) of the Target Company Disclosure Schedules, each item included in the Closing Reserves has been established in accordance with GAAP in a manner consistent with that of prior periods, using such accounting methods, policies, practices and procedures, and classification, judgments and estimation methodology, as are deemed reasonably advisable by the Target Companies, after consultation with their independent auditors.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.08 of the Target Company Disclosure Schedules, (i) since December 31, 1995, there has not been, and the Target Companies have no knowledge of any facts that are reasonably likely to result in, any event or events causing a Target Company Adverse Effect, and (ii) from December 31, 1995, to the date of this Agreement there has not been any change by a Target Company or any subsidiary in its accounting methods, principles or practices, except any such change after the date of this Agreement mandated by a change in GAAP.

    SECTION 3.09.  ABSENCE OF LITIGATION.

         (a) Section 3.09(a) of the Target Company Disclosure Schedules lists and briefly describes all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind affecting each Target Company and its subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Target Companies, threatened. Except as noted in Section 3.09(a) of the Target Company Disclosure Schedules, none of the matters listed therein may reasonably be expected to have a Target Company Adverse Effect. There is no action pending or to the knowledge of the Target Companies threatened seeking to enjoin or restrain the Unitary Transaction or any of the transactions contemplated by this Agreement.

         (b) Except as set forth in Section 3.09(b) of the Target Company Disclosure Schedules, no Target Company or subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of such Target Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders which could have a Target Company Adverse Effect.

    SECTION 3.10.  CONTRACTS; NO DEFAULT.

         (a) Section 3.10(a) of the Target Company Disclosure Schedules sets forth as of the date of this Agreement a listing of all Target Company (and subsidiary) contracts, agreements and other arrangements in effect as of the date of this Agreement, or providing for full or partial performance by any party thereto after the date of this Agreement, which:

         (i) concern a partnership, joint venture or other business venture providing for the sharing of profits with another person;

         (ii) relate to the employment or compensation of any employee, officer, director, representative, consultant or agent, with respect to which there is or may be an obligation by a Target Company or subsidiary to provide current or deferred payments in excess of fifty thousand dollars ($50,000) annually, or which are not terminable by such Target Company or subsidiary without premium or penalty on fewer than thirty (30) days prior notice or, with respect to Canada contracts, the greater of thirty (30) days or the legal minimum provided for in applicable Canadian employment standards legislation;

         (iii) relate to the obligation of a Target Company or its subsidiary to develop, purchase or distribute tangible or intangible property for the benefit of, or ownership by, a customer or other third party, or which incorporates, whether or not pursuant to written license, the proprietary rights, name or logo of such customer or third party, and under which such Target Company or subsidiary is subject to liability or penalty in excess of ten thousand dollars ($10,000) on account of nonperformance or nonconformity;

         (iv)   relate to any customer of a Target Company listed on Section
    3.26 to the Target Company Disclosure Schedules;

         (v) relate to or inventory purchases or capital expenditures involving an expenditure (or series thereof) in excess of fifty thousand dollars ($50,000);

         (vi) relate to bonus and incentive plans or similar plans and arrangements providing for the payment of bonuses, commissions, incentive compensation or similar result-based salary or other remuneration to employees and other service providers to the Target Companies;

         (vii) relate to borrowed money, guarantees or undertakings to answer for the debts of another, or otherwise encumbering title to any asset, excepting purchase money obligations relating to personal property which do not exceed fifty thousand dollars ($50,000) in any one case;

         (viii) concern a lease or agreement relating in any manner to real estate;

         (ix) relate to royalty or licensing contracts, or contracts requiring similar payments (including software license agreements) involving, or which may reasonably in the future involve, an amount in excess of ten thousand dollars ($10,000) annually; or

         (x) otherwise create unfulfilled obligations in excess of fifty thousand dollars ($50,000) on the part of such Target Company or subsidiary.

         (b) Section 3.10(b) of the Target Company Disclosure Schedules lists each contract or agreement to which any Target Company or any of their respective subsidiaries, directors, affiliates, shareholders, or officers is a party limiting the right of such Target Company or any such person to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by such Target Company or any such person prior to or after the Effective Time, or by the Acquiror or any of its subsidiaries or affiliates after the Effective Time. To the knowledge of the Target Companies, after conducting interviews with Marvin Baida ("Baida") and the other sales representatives of the U.S. Company who were previously in the employ of Idea Man, Inc. ("Idea Man"), neither Baida nor such other sales representatives are party to any contract or agreement with Idea Man or any other entity whereunder they are restricted or limited in the right to compete with Idea Man or such other entity, or otherwise to engage in business within a specific geographic area or with a specific customer or class of customers, and, to the knowledge of the Target Companies, neither Baida nor such other sales representatives have, while conducting sales for the U.S. Company, violated any such contract or agreement with, engaged in unfair competition against, or tortiously interfered with, Idea Man or such another entity. For the purpose of this Agreement, the term (i) "affiliate", in addition to the meaning given by the Commission, means (x) any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, and (y) with respect to a U.S. Shareholder, such U.S. Shareholder's spouse, children and descendants, and the respective spouses of each, (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise, and (iii) "Company Contracts" means the contracts and agreements listed in Sections 3.10(a) and 3.10(b) of the Target Company Disclosure Schedules.

         (c) Each Company Contract, each other material contract or agreement which would have been required to be disclosed in Section 3.10(a) of the Target Company Disclosure Schedules had such contract or agreement been entered into prior to the date of this Agreement, and each contract or agreement listed in Section 3.10(b) of the Target Company Disclosure Schedules is, on the date hereof, and shall be at the Effective Time, in full force and effect and valid and binding as to the contracting Target Company and, to the knowledge of the Target Companies, the other party or parties signatory thereto. With respect to each such Company Contract, there is no event of default by a Target Company or, to the knowledge of the Target Companies, any other party or parties thereto, in the timely performance of any obligation to be performed or amount to be paid thereunder, which default would have a Target Company Adverse Effect.

    SECTION 3.11.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) Section 3.11(a) of the Target Company Disclosure Schedules sets forth all pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which a Target Company is owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plans, or other employee benefit plans, trusts, arrangements, contracts, agreements, policies or commitments (including without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any pension plan as defined in Section 1 of the Pension Benefits Act (or similar law of the province of British Columbia), as amended ("PBA"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA), under which current or former employees of a Target Company or its subsidiaries or "Plan Affiliates" (as defined in Section 3.11(b) below) are entitled to participate by reason of their employment with such Target Company, subsidiary or its Plan Affiliates, whether or not any of the foregoing is funded, and whether insured or self-funded, (i) to which a Target Company, subsidiary or Plan Affiliate is a party or a sponsor or a fiduciary thereof or by which such Target Company, subsidiary or Plan Affiliate (or any of their rights, properties or assets) is bound, or (ii) with respect to which such Target Company, subsidiary or Plan Affiliate has made any payments, contributions or commitments, or may otherwise have any liability (whether or not such plan, trust, arrangement, contract, agreement, policy or commitment is still in effect or frozen as to benefits or assets) (collectively, the "Employee Benefit Plans").

         (b) For purposes of this Agreement, the term "Plan Affiliate" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, a Target Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, or within the intendment of the PBA.

         (c) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in ERISA or the PBA, or is otherwise a pension, savings or retirement plan or a plan of deferred compensation, and the term "Welfare Plan" means any Employee Benefit Plan which is not a Pension Plan.

         (d)  With respect to the Employee Benefit Plans:

         (i) There are no Employee Benefit Plans which are multiemployer plans as defined in Section 3(37) of ERISA or Section 1 of the PBA, and neither the Target Companies nor any of their respective subsidiaries or ERISA Affiliates has incurred or may reasonably be expected to incur, any direct or indirect liability under or by operation of Title IV of ERISA or the PBA.

         (ii) There are no Employee Benefit Plans which promise or provide health or life benefits to retirees or former employees of a Target Company, subsidiary or Plan Affiliate other than as required by Title I of ERISA or Section 4980 of the Code, or otherwise as identified in Section 3.11(d) of the Target Company Disclosure Schedules.

         (iii) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedules, each Employee Benefit Plan has at all times been operated and administered in material compliance with the applicable requirements of ERISA, the Code, the PBA, the ITA and any other applicable law (including regulations and rulings thereunder), and its terms.

         (iv) Each Pension Plan identified in Section 3.11(a) of the Target Company Disclosure Schedules has (i) received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Plan meets all the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code, or (ii) been accepted for registration under the ITA. Any trust or trusts associated with such Pension Plans are tax exempt under Section 501(a) of the Code or the relevant provisions of the ITA. To the knowledge of the Target Companies, there is no reason why the tax-qualified or registered status of any such Pension Plan should be revoked, whether retroactively or prospectively, by any Governmental Entity pursuant to applicable rules, Laws or regulations. All amendments to the Pension Plans which were required to be made through the date hereof and the Effective Time under
    Section 401(a) of the Code or the applicable provisions of the ITA subsequent to the issuance of each such Plan's determination letter or registration have been made, including all amendments required to be made by each respective date by the Tax Reform Act of 1986, the ITA and any other rules, Laws or regulations legislation affecting such Employee Benefit Plans. Except as set forth in Section 3.11(d) of the Target Company Disclosure Schedules, there are no amendments which are required to be made to such Pension Plans which adversely affect, or may result in the discontinuance of, the continuing tax-qualification or registered status of such Pension Plans under the Code or the ITA.

         (v) To the knowledge of the Target Companies, no actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or Governmental Entity have been filed or are pending with respect to any Employee Benefit Plan or its sponsor, or such sponsor's subsidiaries or Plan Affiliates, in connection with any Employee Benefit Plan, or the fiduciaries responsible for such Employee Benefit Plan, and to the knowledge of the Target Companies, no state of facts or conditions exist which reasonably could be expected to subject such Target Company, subsidiary or Plan Affiliate to any material liability (other than routine claims for benefits) in accordance with the terms of such Employee Pension Plan or pursuant to applicable rules, Laws or regulations.

         (vi) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedules, the following clauses are true with respect to each Employee Benefit Plan:

              (A) All material filings required by ERISA, the Code or the ITA, or any other applicable rules, Laws or regulations, have been timely filed and all material notices and disclosures to Plan participants required by same have been timely provided.

              (B) The Target Companies and their respective subsidiaries and Plan Affiliates have not made, nor have they committed to make, whether in writing or orally, any representation, payment, contribution or award to or under any Employee Benefit Plan (other than as required by its terms, the Code, ERISA, the ITA or the PBA).

              (C) All contributions and payments made or accrued with respect to each Employee Benefit Plan required to be disclosed in Section 3.11(a) of the Target Company Disclosure Schedules are deductible in full under the Code or the ITA, as applicable. All contributions, premiums or payments required to be made with respect to each such Employee Benefit Plan have been or will hereafter be made on or before their due date(s).

              (D) Except as disclosed in Section 3.11(e) of the Target Company Disclosure Schedules, with respect to each Employee Benefit Plan, the Target Companies have delivered to Acquiror true and complete copies of the following documents to the extent in each case that such documents exist or are required to be preserved under applicable domestic or foreign Laws:

                   (1) plan documents, subsequent plan amendments, and any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment;

                   (2) summary plan descriptions and summaries of material amendments and modifications;

                   (3) the most recent tax-qualified determination letters received from, or applications pending with, the IRS with respect to Pension Plans;

                   (4) the most recent letters received from the Department of National Revenue and the Pension Commissions of Ontario (and equivalent authority under British Columbia law) relating to the status of the Pension Plans adopted by the Canada Company, and a copy of the most recent letter of confirmation of registration for such Plans pursuant to the ITA and the PBA;

                   (5) the three most recent annual information returns, including related schedules and audited financial statements and opinions of independent certified public accountants, for each Employee Benefit Plan filed (i) on IRS Form 5500 for Employee Benefit Plans adopted by the U.S. Company, and (ii) on such forms prescribed under the PBA for Employee Benefit Plans adopted by the Canada Company; and

                   (6) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Benefit Plan.

         (vii) At no time have the Target Companies adopted any Pension Plan which is or could become subject to Title IV of ERISA, the funding standards of Section 402 of the Code, or which contain defined benefit provisions within the meaning of Section 147.1(1) of the ITA. The Target Companies have not, and no subsidiaries or Plan Affiliates thereof have, incurred any liability to, or adopted any Employee Benefit Plan or other arrangement which may expose it to liability of any nature whatsoever, to
    (i) the Pension Benefit Guarantee Corporation under Title IV or Section 502 of ERISA, (ii) the IRS under Chapter 43 of the Code, or (iii) the Department of National Revenue or the Pension Commissions of Ontario and British Columbia under the ITA or other Canadian Laws;

         (viii) With respect to each Employee Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, or any other transaction contrary to the provisions of the ITA, the PBA or the terms of such Employee Benefit Plan.

         (e) The Target Companies have complied in all material respects with the provisions of ERISA, the Code and the ITA, as applicable, with respect to each Pension Plan and Welfare Plan heretofore adopted or currently in effect for the benefit of its employees, together with employees of their respective subsidiaries and Plan Affiliates. Each Employee Benefit Plan described in Section 3.11(a) of the Target Company Disclosure Schedules may, by its express terms, be amended or terminated, in whole or in part.

         (f) Except as disclosed in Section 3.11(f) of the Target Company Disclosure Schedules, no payment that is owed or may become due to any director, officer, employee or agent of a Target Company is subject to, and none shall result in the imposition of, tax under Section 280(G) or 4999 of the Code, nor is any Target Company obligated, orally or in writing, to "gross up" or otherwise compensate any such person due to the imposition of an excise or similar tax on payments made to such person by the Target Company.

         (g) Except as disclosed in Section 3.11(g) of the Target Company Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of, (i) benefits payable to employees of or other compensated personnel at the Target Companies under any Employee Benefit Plan, Welfare Plan, or other plan, arrangement, contract or agreement, written or oral, (ii) a participant's vesting credits or years of service under any Pension Plan or Welfare Plan, or
    (iii) accruals with respect to any other benefits or amounts reserved under any such plan or arrangement.

         (h) Section 3.11(h) of the Target Company Disclosure Schedules lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to which a Target Company or any of its subsidiaries is a party and which is applicable to persons employed by such Target Company or subsidiary. There is no pending or, to the knowledge of the Target Companies, threatened, labor dispute, strike or work stoppage against a Target Company or any of its subsidiaries which may materially interfere with the business activities of such Target Company, its revenues, profits, cash flows, or other results of operations, or those of its subsidiaries. The Target Companies have no knowledge of the commission of any unfair labor practices in connection with the operation of their respective businesses or the businesses of their respective subsidiaries, and there is not now pending or, to the knowledge of the Target Companies, threatened, any charge, complaint or other proceeding against any Target Company or its subsidiaries by the National Labor Relations Board, or comparable Governmental Entities, both Canadian and U.S., state and provincial, and local.

         (i) Section 3.11(a) of the Target Company Disclosure Schedules sets forth all written employment agreements, employment contracts or understandings relating to employment to which each Target Company or any of its subsidiaries is a party, other than (i) the general employment of employees pursuant to an at-will understanding, and (ii) agreements, contracts or understandings which may be terminated without penalty or premium on no more than thirty (30) days' prior notice to the employed person (or the legal minimum provided for in applicable Canadian employment standards legislation).

    SECTION 3.12.  TAXES.

         (a) (i) Except as disclosed in Section 3.12(a) of the Target Company Disclosure Schedules, all material Returns (as defined below) in respect of "Taxes" (as defined below) required to be filed with respect to a Target Company or a subsidiary have been or will be timely filed (including pursuant to those extensions described in such Disclosure Schedules).

         (ii) Except as disclosed in Section 3.12(a) of the Target Company Disclosure Schedules, all Taxes shown on the Returns or otherwise known by a Target Company or subsidiary to be due or payable (whether by such Target Company or subsidiary or, in the case of the election by U.S. Shareholders and the U.S. Company under Section 1361 ET. SEQ. of the Code [the "S Corporation Election"], by such Shareholders) have been or will be timely paid by the party to whom chargeable and all payments of estimated Taxes required to be made with respect to a Target Company or any of its subsidiaries, affiliates or shareholders under the Code, the ITA, Part IX of the Excise Tax Act (Canada) (the "GST") or any comparable provision of foreign, federal, state, provincial, local or municipal Law have been made on the basis of the applicable party's good faith estimate of the required installments or have been expensed on the Target Company Financial Statements or have been reserved against.

         (iii) Except as disclosed in Section 3.12(a) of the Target Company Disclosure Schedules, all such Returns (or, in cases where amended Returns have been filed, such Returns as amended) are believed by the Target Companies to be true, correct and complete in all material respects.

         (iv) Each Target Company and its subsidiaries has withheld and paid to the applicable taxing authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         (v) No material adjustment relating to any Return has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof.

         (vi) There are no outstanding subpoenas or requests for information with respect to any Return or the Taxes reflected on such Returns.

         (vii) No Target Company has, in any taxable period for which the statute of limitations on assessment remains open, acquired, either directly or through any subsidiary, any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired, either directly or through any subsidiary, by such Target Company, and no subsidiary or corporation that was included in the filing of a Return with a Target Company on a combined, consolidated or unitary basis has left such corporation's combined, consolidated or unitary group in a taxable year for which the statute of limitations on assessment remains open.

         (viii) No consent under Section 341(f) of the Code has been filed with respect to the Target Companies or their subsidiaries.

         (ix) There are no Tax liens on any assets of a Target Company or its subsidiaries other than liens for Taxes not yet due or payable or being contested in good faith.

         (x) Except as disclosed on Section 3.12(a) to the Target Company Disclosure Schedules, neither the Target Companies nor their subsidiaries have been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

         (xi) Neither the Target Companies nor their subsidiaries owe any material amount pursuant to any Tax sharing agreement or arrangement, and no such corporation will have any liability after the date hereof in respect of any Tax sharing agreement or arrangement executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed prior to the date of this Agreement or the Effective Time, whether any such agreement or arrangement is written or unwritten.

         (xii) All material Taxes required to be withheld, collected or deposited by each Target Company and its subsidiaries during any taxable period for which the statue of limitations on an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; without limiting the generality of the foregoing, the Canada Company has withheld at source and remitted to the relevant Government Entity all material amounts required to be withheld under the ITA, and has accounted for and remitted all Tax that has been collected and is remittable under the GST.

         (xiii) Neither the Target Companies nor any of their subsidiaries were acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections are applicable to such Target Company or any of its subsidiaries. No Target Company received any assets in accordance with, and no Target Company is the subject of an election under, the terms and conditions of
    Section 367 of the Code.

         (xiv) Neither the Target Companies nor any of their subsidiaries were or have been subject to the provisions of Section 1503(d) of the Code related to "dual consolidated loss" rules.

         (xv) Except as disclosed on Section 3.12(a) to the Target Company Disclosure Schedules, neither the Target Companies nor any of their subsidiaries were a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Unitary Transaction.

         (xvi) To the knowledge of Target Companies, no property of any Target Company or any of its subsidiaries is property that is or will be required to be treated as being owned by another person under the provisions of section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986); or is "tax-exempt use property" within the meaning of
    Section 168 of the Code.

         (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax, other than real or personal property Taxes to which a Target Company or its subsidiaries may be subject;

         (ii) Neither the Target Companies nor any of their subsidiaries are, as of the date of this Agreement, under audit with respect to any taxable period for any foreign, federal, state, provincial, local or municipal Tax (including income and franchise Taxes but not including real or personal property Taxes) by the IRS, Revenue Canada or the applicable Tax authority in each such other foreign, federal, state, provincial, local or municipal jurisdiction.

         (c) (i) Except as expressly provided in this subdivision (i), neither the Target Companies nor any of their subsidiaries have any --

              (A) Material income reportable for a period ending after the Effective Time but attributable to an installment sale occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

              (B) Material deferred gain or loss arising out of any deferred intercompany transaction.

         (ii) No written Tax sharing or allocation agreement exists involving a Target Company.

         (iii) Except as disclosed on Section 3.12(c) of the Target Company Disclosure Schedules, neither the Target Companies nor any of their subsidiaries have any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal or Canada income tax purposes as of the Effective Time.

         (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, payable to any foreign, federal, state, provincial, local or municipal governmental entity or taxing authority or agency, including, without limitation,

         (i) Income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, goods and services, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, withholding taxes pursuant to the Tax Convention, windfall profits, transfer and gains taxes;

         (ii) Customs duties, imposts, charges, levies or other similar assessments of any kind; and

         (iii) Interest, penalties and additions to tax imposed with respect thereto.

As used herein, the term "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS, Revenue Canada, or any other foreign, federal, state, provincial, local or municipal governmental entity or tax authority or agency, including, without limitation, consolidated, combined, unitary and Subchapter S Returns. For the purposes of this Section 3.12, references to a Target Company and each of its subsidiaries shall include former subsidiaries of such Target Company for periods during which any such corporations were owned, directly or indirectly, by such corporation.

    SECTION 3.13.  INTELLECTUAL PROPERTY RIGHTS.  Except as set forth in
Section 3.13 to the Target Company Disclosure Schedules, to such Target Company's knowledge, each Target Company and its subsidiaries owns or possesses the right or license to use all material patents, trademarks, servicemarks, trade names, slogans, registered copyrights, industrial designs, and all trade secrets (including scientific and technical information, design processes, procedures, formulae, data processing techniques, computer programs and improvements, the specialized information and technology embodied in communications program materials, software documentation and other program and system designs), it currently uses, without any known conflict or alleged conflict with, or infringement of, the rights of others. Section 3.13 of the Target Company Disclosure Schedules identifies in all material respects (i) the intellectual property (including, without limitation, issued domestic and foreign patents, patent applications pending, patent applications in process, industrial designs, industrial design applications and registrations, trademarks, trademark registrations, trademark registration applications, copyright registrations, copyright registration applications, service marks, service mark registrations, service mark registration applications, know-how agreements, licenses (other than of computer software which is generally commercially available), rights acquired through litigation, logos, trade names and trade secrets) material to the conduct of the business of the Target Companies (collectively, the "Owned Intellectual Property"), and (ii) intellectual property currently licensed to such Target Company ("Licensed Intellectual Property") (together with the "Owned Intellectual Property", the "Intellectual Property"). To the knowledge of the Target Companies, (i) the agreements and/or arrangements for Licensed Intellectual Property (including computer software) are in full force and effect; (ii) the rights of each Target Company and subsidiary thereunder are free and clear of all adverse claims, options, liens, charges, security interests and encumbrances; and (iii) no material defaults exist thereunder. There are no interference, opposition or cancellation proceedings or infringement suits pending nor, to the actual knowledge of the

Target Companies, without necessity of investigation, threatened, with respect to any Owned Intellectual Property. Within the last six (6) years, no Target Company or subsidiary has been charged with infringing any patent or trademark right of any person. The Intellectual Property comprises all of the intellectual property rights and licenses pertaining thereto necessary for the Target Companies to conduct their respective businesses as now operated. No Target Company has knowingly taken or knowingly allowed there to be taken any action to cause any of the material Owned Intellectual Property relating to its business or operations to enter the public domain, or knowingly failed to take such action necessary to prevent such Owned Intellectual Property from so entering the public domain.

    SECTION 3.14. CERTAIN BUSINESS PRACTICES AND REGULATIONS. Neither the Target Companies, their subsidiaries, nor any of their respective executive officers, directors, or managerial employees have, to the knowledge of the Target Companies, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Law, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its books and records for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for foreign, federal, state, provincial or local public office in violation under any Law.

    SECTION 3.15. INSURANCE. All policies and binders of insurance for professional liability, directors and officers, fire, liability, worker's compensation and other customary matters held by or on behalf of each Target Company or its subsidiaries ("Insurance Policies") have been made available to Acquiror. The Insurance Policies (which term shall include any insurance policy entered into after the date of this Agreement in replacement of an Insurance Policy; provided, that such replacement policy shall insure against risks and liabilities, and in amounts and under terms and conditions, substantially the same as those provided in such replaced policy or binder) are in full force and effect and neither a Target Company nor any of its subsidiaries is in default with respect to any material provision contained in any Insurance Policy nor, to the knowledge of such Target Company, has such Target Company or its subsidiaries failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor, to the knowledge of such Target Company, has any coverage for current claims been denied, except where such default or failure individually or in the aggregate would not reasonably be expected to have a Target Company Adverse Effect.

    SECTION 3.16.  ACCOUNTING AND TAX MATTERS.   None of the Target Companies
nor, to the knowledge of the Target Companies, any subsidiaries or affiliates thereof, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canada Reorganization from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canada Reorganization from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

    SECTION 3.17. REAL PROPERTY. Section 3.17(1) to the Target Company Disclosure Schedules sets forth a complete description of (i) all real property owned by the Target Companies and their subsidiaries as of the date of this Agreement ("Owned Real Property"), and (ii) all real property leased by the Target Companies and their subsidiaries as of the date of this Agreement ("Leased Real Property"). No later than thirty (30) days after the date of this Agreement, the Target Companies shall furnish Acquiror or its counsel true and complete copies of (i) the most recent lease with respect to each parcel of Leased Real Property, and (ii) each written, and a written description of each oral, contract, arrangement or understanding relating to Owned Real Property or Leased Real Property. Except as set forth in Section 3.17(2) to the Target Company Disclosure Schedules:

         (a) There is no condemnation proceeding or eminent domain proceeding pending or, to the knowledge of the Target Companies, threatened, against any Owned Real Property or Leased Real Property.

         (b) Neither the Target Companies nor their subsidiaries have any interest in, or any right or obligation to acquire any material interest in, any real property other than Owned Real Property and Leased Real Property.

         (c) There are no pending or, to the knowledge of the Target Companies, threatened, requests, applications or proceedings to alter or materially restrict the zoning or other use restrictions applicable to the Owned Real Property and Leased Real Property.

         (d) The rental set forth in each lease for Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Section 3.17(2) to the Target Company Disclosure Schedules.

         (e) Each Target Company or subsidiary which is lessee under a lease for Leased Real Property has, as of the date hereof, and shall have at the Effective Time, the full right to exercise any and all renewal options contained therein.

         (f) There are no written or oral contracts between a Target Company or subsidiary and any third party relating to any claim by such third party of any right to all or any part of the interest of such Target Company or subsidiary in any Owned Real Property or Leased Real Property.

         (g) All security deposits required under leases for Leased Real Property have been made and no forfeiture with respect thereto has been claimed by any of the lessors.

    SECTION 3.18. ENVIRONMENTAL REPRESENTATIONS. Except as specifically described in Section 3.18 to the Target Company Disclosure Schedules:

         (a) No Target Company or any subsidiary or affiliate thereof has generated, used, transported, treated, stored, handled, released or disposed of, whether temporarily or permanently, any "Hazardous Substances" (as herein defined) at any location described in Section 3.17(1) to the Target Company Disclosure Schedules in violation of any applicable statute, Law, rule or regulation or so as to require reporting to or notification of any governmental official, agency, bureau, board, commission, court, department or other instrumentality.

         (b) To the knowledge of the Target Companies, there has never been any generation, use, transportation, treatment, storage, release, presence, handling or disposal of any Hazardous Substances by any other person at the Owned Property in violation of any applicable statute, Law, rule or regulation or so as to require reporting to or notification of any governmental official, agency, bureau, board, commission, court, department or other instrumentality.

         (c) To the knowledge of the Target Companies, no asbestos or polychlorinated biphenyl is contained in or located at the Owned Real Property.

         (d) All Hazardous Substances generated, disposed of, handled or dealt with in any way in the conduct by the Target Companies, or their subsidiaries and affiliates, of their respective businesses has been and is being generated, disposed of, handled or dealt with in all material respects in compliance with all applicable statutes, Laws, rules and regulations.

         (e) Each Target Company and each subsidiary thereof is in material compliance with, and to the knowledge of the Target Companies, the Owned Real Property has not been used by any other person in violation of, any Environmental Laws.

         (f) No Target Company is the subject of any remedial order entered with respect to any real property described in Section 3.17(1) to the Target Company Disclosure Schedules.

         (g) As used in this Agreement, the term "Hazardous Substances" shall mean (i) substances which are defined or listed in, or otherwise classified pursuant to, any applicable statutes, Laws, rules or regulations as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," (ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials,
    (v) asbestos in any form, (vi) urea formaldehyde foam insulation, (vii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million,
    (viii) pesticides, or (ix) any other pollutant, contaminant, hazardous, dangerous or other material which is defined as a toxic chemical or waste under any environmental laws.

         (h) For purposes of this Agreement, the term "Environmental Laws" shall mean all foreign, federal, state, provincial, local and municipal statutes, Laws, ordinances, codes, rules, regulations, orders, decrees, directives, permits, licenses and guidelines relating to protection of the environment, or to protection of the public health from releases into the environment of hazardous substances, pollutants or contaminants, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Environmental Quality Act, R.S.Q.C., Q-2, and Canadian and U.S. state and provincial tort laws and common Laws.

    SECTION 3.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a U.S. Shareholder, any Target Company or their respective subsidiaries or affiliates.

    SECTION 3.20. TITLE TO ASSETS. With the exception of those items disclosed in Sections 3.20, 3.03(f) and 3.03(j) of the Target Company Disclosure Schedules, statutory liens for real estate tax, materialmen, warehousemen and landlord liens incurred in the ordinary course of business and not yet due or which are being contested in good faith and for which the Target Company has established a specific Closing Reserve in the Target Company Financial Statements, or minor imperfections in title which would not have a Target Company Adverse Effect, each Target Company and its applicable subsidiary is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, its material properties and assets, including those assets and properties reflected in the Target Company Financial Statements.

    SECTION 3.21.  RELATED PARTY TRANSACTIONS.  Except as disclosed in Section
3.21 of the Target Company Disclosure Schedules, and except with respect to the ownership of not greater than two percent (2%) of the outstanding securities of a company trading on an established public exchange, to the knowledge of the Target Companies, neither the Target Companies, their subsidiaries, or their respective directors, employees, shareholders, officers or agents, have any direct or indirect interest in any competitor, supplier or customer of a Target Company or in any person from whom or to whom a Target Company leases any property, or in any other person, firm or entity with whom a Target Company transacts business of any nature. Section 3.21 to the Target Company Disclosure Schedules identifies and describes all material contracts and other arrangements (oral or written), including, but not limited to, intercompany loans, advances, transfers of goods or services, or other transactions (whether or not for consideration), to which a Target Company is a party and to which another Target Company, its subsidiaries or affiliates, or the officers, directors, employees, shareholders, officers or agents of a Target Company, is directly or indirectly also a party.

    SECTION 3.22. BANK ACCOUNTS. Section 3.22 to the Target Company Disclosure Schedules sets forth all banks and other institutions or agents in which a Target Company or any of its subsidiaries has or maintains an account, installment obligation, mortgage, deposit, escrow, lockbox or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, the number of signatures required to be given for any transaction, deposit or withdrawal, and a description of the type of relationship maintained by such entity with such bank, institution or agent.

    SECTION 3.23. OFFICERS AND DIRECTORS. Section 3.23 to the Target Company Disclosure Schedules sets forth a list of the names, addresses and years of service of all officers and directors of the Target Companies and their respective subsidiaries as of the date hereof.

    SECTION 3.24. POWERS OF ATTORNEY. No Target Company has given a power of attorney (irrevocable or otherwise) to any person or entity for any purpose whatsoever.

    SECTION 3.25. GUARANTEES. Except as disclosed in Section 3.25 to the Target Company Disclosure Schedules, no Target Company is a guarantor of, or indemnitor, co-maker or otherwise liable for, any indebtedness of any person, except as an endorser of checks received by it and deposited in the ordinary course of business.

    SECTION 3.26. CUSTOMERS. Section 3.26 to the Target Company Disclosure Schedules sets forth a true, complete and accurate listing of (i) the names, addresses and telephone numbers of the ten (10) largest customers (measured by revenue) to whom each

Target Company has provided services or sold products during calendar year 1995 and the first nine months of 1996, (ii) the revenues attributable to each such customer for the same periods, and (iii) the approximate gross profits attributable to each such customer for such periods. The business of the Target Companies will, as of the Effective Time, include the services provided on behalf of those customers listed on Section 3.26 to the Target Company Disclosure Schedules. Except as specifically noted on such Disclosure Schedules, the Target Companies have no knowledge that the customers listed therein will not continue as customers of the U.S. Surviving Corporation and Canada Company on and after the Effective Time.

    SECTION 3.27.  CUSTOMER BILLINGS; OPEN PURCHASE ORDERS.

         (a) Except for billings with respect to customer deposits, the Target Companies have made no billings whatsoever to their customers for services to be provided or products to be sold after the Effective Time which could result in a Target Company Adverse Effect. All customer deposits held by a Target Company arose from written agreements between such Target Company and the remitting customer, are correct as to amount, and no such customer has notified the Target Company of its intention to seek a refund of its deposit. All such customer deposits were received by the Target Companies in cash, in the ordinary course of their business. The Target Companies have previously delivered to Acquiror true and complete copies of all contracts and agreements (and written descriptions of any oral arrangements) between all such customers and the applicable Target Company. As of the date of this Agreement, no party to any such contract has defaulted in any of its material obligations thereunder, and no customer is in default of its payment obligations on invoices for services previously rendered or products previously sold by such Target Company.

         (b) The open purchase orders of the U.S. Company and Canada Company reflected in the most current Interim Target Company Financial Statements were entered into by such Target Companies in good faith, in the ordinary course of business, and with the exception of routine cancellations in the ordinary course of business, such open purchase orders were, and to the extent any such order remains unfilled as of the date of this Agreement, and are, in full force and effect. To the knowledge of the Target Companies, the sales prices under such open purchase orders were calculated to yield gross profit margins which are customary for the business conducted by the Target Companies.

    SECTION 3.28. PROPRIETARY SOFTWARE USED IN THE BUSINESS. Section 3.28 to the Target Company Disclosure Schedules contains a description of all material non-licensed computer software products and software programs (collectively, "Software Programs"), both generally available in a Target Company's business and under development (in all stages of development), that are used or intended for use in the business and operations of each Target Company. To the extent any Software Program has been developed by a third party for the benefit of, or in accordance with specifications provided by, a Target Company, Section 3.28 to the Target Company Disclosure Schedules sets forth the form and placement of the proprietary legends and/or copyright notices displayed in or on the Software Programs. To the knowledge of the Target Companies, in no instance has the eligibility of any such Software Program for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action or inaction by a Target Company unless such forfeiture would not have a Target Company Adverse Effect. Except as provided in Section 3.28 of the Target Company Disclosure Schedules, to the knowledge of the Target Companies, the source code for such Software Programs has at all times been maintained in strict confidence and the only individuals or entities who have access to such source code are parties to written nondisclosure agreements with the Target Company.

    SECTION 3.29. RECEIVABLES AND ADVANCES. Except as described on Section 3.29(1) to the Target Company Disclosure Schedules, all accounts receivable and advances of the Target Companies have arisen in the ordinary course of business, for full and adequate consideration, and, to the knowledge of the Target Companies, are subject to no claims, charges or defenses (either by a Target Company or by any other person). Sections 3.29(2) and (3) to the Target Company Disclosure Schedules sets forth by outstanding principal amount, accrued interest and payor, all loans and advances by the Target Companies and their subsidiaries as to which balances remain unpaid on the date of this Agreement, together with a written description of all future commitments to make any such loans or advances, other than loans and advances arising from the sale of products or services to customers in the ordinary course of business. Without limiting the generality of the foregoing sentence, such Schedules shall include loans and advances to or on behalf of Target Company (or subsidiary) shareholders, directors, officers, employees, sales representatives, independent contractors, agents, vendors, and their respective affiliates. No person has asserted a right of set-off (or similar right) against any receivable, loan or advance made by a Target Company (or its subsidiary). Anything in this Section
3.29 to the contrary notwithstanding, Acquiror acknowledges and agrees that the Target Companies shall not be required to institute any actions against obligors under loans and advances described on Schedule 3.29 to the Target Company Disclosure Schedule.

    SECTION 3.30. COMMISSION POLICIES. Each Target Company's commission and bonus policies with respect to sales personnel, employed and independent, entitled to receive commissions and/or bonus in excess of ten thousand dollars ($10,000) per year are described on
Section 3.30 to the Target Company Disclosure Schedules.

    SECTION 3.31. LABOR MATTERS. Each Target Company is in compliance in all material respects with all applicable foreign, federal, state, provincial and local Laws, rules or regulations relating to the employment of labor, including those relating to salaries, wages, hours, collective bargaining, affirmative action and the payment and withholding of Taxes. Each Target Company has withheld all amounts required by Law or agreement to be withheld from the salaries or wages of its employees and is not liable for any arrears of any Tax or penalties for failure to comply with the foregoing. Each Target Company has paid to the appropriate Governmental Entity, at the time or times required by Law, or accrued as an expense on its books, all employment taxes and withholding taxes with respect to its employees. No Target Company is party to any collective bargaining agreement or other material labor agreement. To the knowledge of the Target Companies, there are no impending labor difficulties involving groups of employees (whether or not organized) which involve strikes, slowdowns, work stoppages, job actions, lockouts, union certifications or grievances before any foreign, federal, state, provincial or local labor commission or bureau.

    SECTION 3.32. SOLE SOURCE SUPPLIERS. Section 3.32 to the Target Company Disclosure Schedules sets forth the names and addresses of, and volume of purchases from, any suppliers of significant goods, equipment or services to each Target Company (other than public utilities) with respect to which practical alternative sources of supply are not available.

    SECTION 3.33.  INVENTORY AND WARRANTY MATTERS.

         (a) The product inventories of the Target Companies and their subsidiaries are in good and merchantable condition. The Program inventories of the Target Companies reflected in the Interim Target Company Financial Statements at and as of December 31, 1996 do not contain more than "immaterial amounts" of "Obsolete Program Inventory Costs" (hereafter defined).

         (b) As used herein, the terms (i) "Program" shall mean the sale or distribution by a Target Company, whether directly to a customer for redistribution, or to the end-users of such customer, of customized products incorporating or promoting a distinctive name, logo, idea, likeness, affiliation, copyright, trademark or other exclusionary property right, and which are therefore limited for use by the owner or licensee of such distinctive property right, (ii) "immaterial amounts" shall mean those products includible within, or sold as part of, a particular Program with an aggregate extended cost not exceeding two thousand dollars ($2,000), and (iii) "Obsolete Program Inventory Costs" shall mean, with respect to each of the Program-types (or product-types) described in clauses (1) through (5), below, the extended cost of products attributable to such Program reflected in the inventory of a Target Company at January 1, 1997, LESS the amount of actual recoveries thereon through December 31, 1997. The calculation of Obsolete Program Inventory Costs shall be limited to the following Programs and products:

         (i) Programs which have been discontinued prior to January 1, 1997;

         (ii) Products bearing distinctive identifying marks, the use of which have been discontinued prior to January 1, 1997, or which have been determined to infringe the property rights of a third-party on or prior to March 31, 1997;

         (iii) Products as to which catalogue sales have been discontinued prior to January 1, 1997;

         (iv) Products which advertise an event, or series thereof, having taking place prior to January 1, 1997; or

         (v) Products as to which there exist general defects or flaws in the distinctive identifying marks thereon which cannot be corrected or which are saleable in the ordinary course of business at an average price not exceeding seventy-five percent (75%) of cost.

         (c) Representatives of Acquiror, the U.S. Company and/or the Canada Company shall, within a reasonable time following Acquiror's written request given prior to June 30, 1997, conduct a full or partial count and extension of such Target Company's Program product inventories. Product units comprising Program inventories shall be identified by vendor code, product code or such other reasonable tracking method as Acquiror shall determine. For purposes of such count, all product units (i) containing the same or a similar distinguishing mark, and (ii) customized in accordance with the same specifications or constituting a component of a single Program theme, shall be considered part of the individual Program. At the conclusion of the count, Acquiror and the U.S. Company shall approve a definitive listing, on a Program-by-Program basis, of (i) the aggregate Program products counted in each Program, (ii) the base cost for each product unit so counted, (iii) the extended value of all such product units, and (iv) the Obsolete Program Inventory Costs satisfying the definitions herein.

    SECTION 3.34. DISCLOSURE. No representations or warranties made by a Target Company or U.S. Shareholder under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to Acquiror, Acquiror Sub or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

    SECTION 3.35. SCOPE OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any other provision of this Agreement, to the extent any breach of or misstatement in a representation or warranty under Article III also constitutes a breach of or misstatement in a representation or warranty under any one of the Agreements described in Section 3.35 of the Target Company Disclosure Schedules (each, a "Predecessor Agreement") then, to the extent (i) such representation or warranty under the Predecessor Agreement survives for at least sixty (60) days following discovery of such breach or misstatement, (ii) the U.S. Surviving Corporation is entitled, by virtue of its status as successor to the U.S. Company, to indemnification under the Predecessor Agreement in respect of such breach or misstatement, (iii) Nelson, in his capacity as Chief Executive Officer of the U.S. Surviving Corporation, or his successor, authorizes the filing of a claim for indemnification under the terms and conditions of such Predecessor Agreement, and (iv) the U.S. Surviving Corporation actually receives payment for its Damages resulting from such breach or misstatement, Acquiror shall be deemed not to have incurred or suffered Damages of like amount in respect of the applicable representation or warranty made under this Article III; provided, however, (aa) Acquiror's claim for indemnification under this Agreement shall be stayed during the pendency of any claim filed with respect to such Predecessor Agreement, but only with respect to the maximum amount recoverable thereunder, and the balance thereof shall be prosecutable by Acquiror (provided, the provisions of clause (cc), below, shall not apply), (bb) any Unregistered Shares securing such pendent claim shall not be sold until the final resolution thereof, subject to limitations set forth in Section 9.02(iii), (cc) any factual or legal determination made with respect to the U.S. Surviving Corporation's claim under the Predecessor Agreement shall have the effect of RES JUDICATA for purposes of Acquiror's claim under this Agreement, and (dd) Acquiror shall at all times retain the right to appoint legal counsel to prosecute the U.S. Surviving Corporation's claim under the Predecessor Agreement.

                                      ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB

    The term "Acquiror Adverse Effect" as used in this Agreement shall mean any change or event that, individually or when taken together with all other such changes or events, would reasonably be considered to be adverse to the financial condition, business or results of operations of Acquiror and its subsidiaries; provided, however, the occurrence of any change or event described in any Section of the Acquiror Disclosure Schedules attached to this Agreement as
Schedule 4.00 (the "Acquiror Disclosure Schedules") shall not, individually or in the aggregate, constitute a Acquiror Adverse Effect.

    Acquiror and Acquiror Sub jointly and severally represent and warrant to and with the Target Companies and U.S. Shareholders that, except as specifically described in the Acquiror Disclosure Schedules, the statements contained in this
Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Effective Time (as though made then) with respect to Acquiror and Acquiror Sub, and their respective businesses:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Acquiror and Acquiror's subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and each of Acquiror and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have an Acquiror Adverse Effect. A true and complete list of all of Acquiror's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another subsidiary of Acquiror, is set forth in Section 4.01 of the Acquiror Disclosure Schedules.

    SECTION 4.02. ARTICLES OF INCORPORATION; BY-LAWS. Acquiror has furnished to the Target Companies a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of Acquiror and Acquiror Sub. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

    SECTION 4.03.  CAPITALIZATION OF ACQUIROR.

         (a) The authorized capital stock of Acquiror consists of (i) 25,000,000 shares of Acquiror Common Stock, and (ii) 10,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement,
    (i) 12,479,219 shares of Acquiror Common Stock are issued and outstanding, and are duly authorized, validly issued, fully-paid and non-assessable and not subject to preemptive rights created by statute, Law, Acquiror's Articles of Incorporation or By-Laws or any agreement to which Acquiror is a party or is bound, (ii) approximately 3,111,905 shares of Acquiror Common Stock were reserved for future issuance pursuant to stock options, warrants and awards issued to certain officers, employees, consultants, directors and affiliates of Acquiror, and (iii) approximately 3,060,426 shares of Acquiror Common Stock were issued and outstanding pursuant to the terms and conditions of those certain agreements described in Section 4.03(a) of the Acquiror Disclosure Schedules, a significant portion of which are subject to set-off or cancellation in accordance with the terms and provisions of such agreements, and therefore may not be fully-paid and non-assessable.
    As of the date of this Agreement, no shares of Acquiror preferred stock were outstanding.

         (b) As of the date of this Agreement, except as set forth in Section 4.03(b) to the Acquiror Disclosure Schedules, there are no obligations, contingent or otherwise, of Acquiror or any of its subsidiaries to repurchase, issue, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any subsidiary of Acquiror.

    SECTION 4.04.  CAPITALIZATION OF ACQUIROR SUB.

         (a) The authorized capital stock of Acquiror Sub consists of 100,000 shares of Acquiror Sub Common Stock of which, as of the date of this Agreement, 10,000 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Acquiror Sub Common Stock are, and at the Effective Time all issued and outstanding shares of Acquiror Sub Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

         (b) Except as disclosed in Section 4.0(b) to the Acquiror Disclosure Schedules, as of the date of this

    Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which Acquiror or Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub, or obligating Acquiror or Acquiror Sub to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, Acquiror Sub by sale, lease, license or otherwise.

    SECTION 4.05. AUTHORITY. Each of Acquiror and Acquiror Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery by the Target Companies and U.S. Shareholders, constitutes the legal, valid and binding obligation of Acquiror and Acquiror Sub.

    SECTION 4.06.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and such Acquiror Subs shall not (i) conflict with or violate the Articles, By-Laws or equivalent organizational documents of Acquiror Sub or any of Acquiror's subsidiaries, (ii) subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act, the Competition Act, the Investment Act, the Code, the Treaty, the ITA and the filing and recordation of appropriate merger and amalgamation documents as required by Michigan Law, and (y) obtaining the consents, approvals, authorizations or permits described in
    Section 4.06(b) of the Acquiror Disclosure Schedules, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror's other subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror, Acquiror Sub or any of Acquiror's other subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror, Acquiror Sub or any of Acquiror's other subsidiaries is a party or by which Acquiror, Acquiror Sub or other Acquiror subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have an Acquiror Adverse Effect.

         (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act, the Competition Act, the Investment Act, the Code, the Treaty and the ITA,
    (ii) the consents, approvals, authorizations or permits described in
    Section 4.06(b) of the Acquiror Disclosure Schedules, and (iii) the filing and recordation of appropriate merger and amalgamation documents as required by Michigan Law.

    SECTION 4.07. PERMITS; COMPLIANCE. Each of Acquiror and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for Acquiror or any of its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Acquiror Permits") and no suspension, revocation or cancellation of any of the Acquiror Permits is pending or, to the knowledge of Acquiror, threatened, except where the failure to have, or the suspension, revocation or cancellation of, any of the Acquiror Permits would not have an Acquiror Adverse Effect. Neither Acquiror nor any of its subsidiaries is in conflict with, or in default or violation of (i) any Law applicable to Acquiror or any of its subsidiaries or by which any of their respective properties is bound or affected, or (ii) any of the Acquiror Permits, except for any such conflicts, defaults or violations which would not have an Acquiror Adverse Effect.

    SECTION 4.08.  SECURITIES REPORTS; FINANCIAL STATEMENTS.

         (a)  Since December 31, 1993, Acquiror and its subsidiaries have filed
    (x) all forms, reports, statements and other documents required to be filed (or filed by reference) with (i) the Commission, including without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all Proxy Statements relating to meetings of shareholders, (D) all required current reports on Form 8-K, (E) all other reports and registration statements, and (F) all amendments and supplements to all such reports and registration statements (collectively, the "Acquiror SEC Documents"), and
    (ii) any applicable state securities authorities, and (y) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where failure to file any such forms, reports, statements and other documents under this clause (y) would not have an Acquiror Adverse Effect (all such forms, reports, statements and other documents referred to in this Subsection (a) are, collectively, "Acquiror Reports"). The Acquiror Reports, including all Acquiror Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Except as disclosed in Section 4.08(b) of the Acquiror Disclosure Schedules, and except for changes required under GAAP or by the Commission, each of Acquiror's financial statements (including any notes to such financial statements) included within the Acquiror Reports (i) has been or will be prepared in all material respects in accordance with the published rules and regulations of the Financial Accounting Standards Board and GAAP and the Commission applied on a consistent basis throughout the periods involved, and (ii) fairly present, or will fairly present, in all material respects, the consolidated financial position of the Acquiror as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated; provided, however, the interim financial statements of Acquiror may (x) be subject to normal or recurring adjustments at Acquiror's fiscal year-end, (y) not necessarily be indicative of results for a full-fiscal year, and (z) contain pro-forma financial information which is not necessarily indicative of Acquiror's consolidated financial position.

         (c) Except as and to the extent disclosed in Section 4.08(c) of the Acquiror Disclosure Schedules, neither Acquiror nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror, prepared in accordance with GAAP, except (i) as otherwise disclosed in Section 4.08(c) of the Acquiror Disclosure Schedules, or (ii) for liabilities or obligations incurred in the ordinary course of business since September 30, 1996, that would not have an Acquiror Adverse Effect.

         (d) Since the date of Acquiror's most-recent filings with the Commission (whether on Form 10-Q or otherwise), there are no material facts and circumstances known to Acquiror that have not been reported which would cause a material reduction in the value of Acquiror's shares if known.

    SECTION 4.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 4.09 of the Acquiror Disclosure Schedules, or as contemplated in this Agreement, (i) since June 30, 1996, there has not been, and Acquiror has no knowledge of any facts that are reasonably likely to result in, an Acquiror Adverse Effect, and (ii) from December 31, 1995, to the date of this Agreement, there has not been any change by Acquiror or its subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or the Commission.

    SECTION 4.10.  ABSENCE OF LITIGATION.

         (a) There is no claim, action, suit, litigation, proceeding, arbitration, or, to the knowledge of Acquiror, investigation of any kind affecting Acquiror or any of its subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened, except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which cannot reasonably be expected to have an Acquiror Adverse Effect.

         (b) Neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which cannot reasonably be expected to have an Acquiror Adverse Effect.

    SECTION 4.11. TITLE TO ASSETS. Acquiror, or its applicable subsidiary, is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its material properties and assets (except statutory liens for taxes, materialmen, warehousemen and landlords incurred in the ordinary course of business and not yet due), including those assets and properties reflected in the Acquiror's consolidated financial statements.

    SECTION 4.12. ACCOUNTING AND TAX MATTERS. Neither Acquiror nor, to the knowledge of Acquiror, any of its subsidiaries or affiliates, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canadian Reorganization from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canadian Reorganization from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

    SECTION 4.13.  OWNERSHIP OF ACQUIROR SUB; PRIOR ACTIVITIES.

         (a) Acquiror Sub was formed for the purpose of engaging in the transactions contemplated by this Agreement and has no material debts or liabilities.

         (b) As of the Effective Time, all the outstanding capital stock of Acquiror Sub will be owned directly by Acquiror. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub or obligating Acquiror Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquiror Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Acquiror Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Acquiror Sub.

    SECTION 4.14. BROKERS. Except as disclosed in Section 4.14 of the Acquiror Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

    SECTION 4.15. DISCLOSURE. No representations or warranties made by Acquiror under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to the Target Companies, U.S. Shareholders or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                      ARTICLE V

             COVENANTS RELATING TO THE CONDUCT OF TARGET COMPANY BUSINESS

    SECTION 5.01. AFFIRMATIVE COVENANTS OF THE TARGET COMPANIES. The Target Companies and U.S. Shareholders hereby covenant and agree with Acquiror and Acquiror Sub that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, each Target Company shall, and shall cause its subsidiaries to:

         (a) Operate its business in the usual and ordinary course, consistent with reasonable past practices.

         (b) Use reasonable efforts to preserve intact its business organization and assets, maintain its material rights and franchises, retain the services of its officers, key employees and managers, and maintain existing good relationships with its material customers, clients, vendors and suppliers.

         (c) Use reasonable efforts to keep in full force and effect all liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         (d) Confer with Acquiror from time-to-time at Acquiror's reasonable request to report on all manner of operational matters, and to provide, orally or in writing, as Acquiror shall reasonably request, the general status of the ongoing operations of the business of such Target Company.

         (e) Internally prepare and deliver to Acquiror combined and combining interim (i) quarterly financial statements (including a Balance Sheet, Income Statement, Statement of Cash Flow [Statement of Changes in Financial Position with respect to the Canada Company] and Statement of Equity) as at and for the period ended September 30, 1996, and (ii) monthly financial statements as at and for the monthly periods ending October 31, November 30 and, if more than thirty (30) days prior to the Effective Time, December 31, 1996. The Interim Target Company Financial Statements shall be prepared in accordance with GAAP, applied on a consistent basis for the periods involved, and shall present fairly, in all material respects, the combined and combining financial positions of the Target Companies as of the dates indicated therein, and the combined and combining results of operations and cash flows of the Target Companies for the periods then ended; provided, however, the Interim Target Company Financial Statements are subject to normal year-end adjustments and may lack footnotes and other presentation items.

         (f) File their foreign and federal income tax Returns, and all required provincial, state, local and municipal income and franchise tax Returns, and Subchapter S Returns, that include a Target Company or any of its subsidiaries, for the fiscal tax year coinciding with or ending in 1995, on or before the due date for filing such Returns (including extensions), and if such Returns, or any of them, are filed prior to the Effective Time, such corporation shall afford to Acquiror reasonable opportunity for review of such returns prior to filing.

         (g)  Unless otherwise instructed by Acquiror, the U.S. Company shall
    (i) use its reasonable efforts to solicit bids and offers for those non-operating assets described in Section 5.01(g) to the Target Company Disclosure Schedules (the "Non-Operating Assets"), (ii) prior to the Effective Time, use its reasonable efforts to enter into agreements to sell, convey, assign or transfer its entire right and interest in each Non-Operating Asset for an aggregate consideration, consisting of cash or its equivalent, not less than the U.S. Company's carrying value therefor, as set forth in the Target Company Financial Statements, and (iii) use its reasonable efforts to close, subject to Acquiror's supervision, the sale of all Non-Operating Assets pursuant to the terms and conditions so established. To the extent any such assets are not sold prior to the Effective Time, Nelson agrees he shall purchase same immediately prior to consummation of the U.S. Merger for the consideration set forth in clause
    (ii), payable in accordance with the terms of a Promissory Note executed by Nelson and delivered to the U.S. Company (the "Nelson Note"), in form and substance reasonably satisfactory to Acquiror, and providing, INTER ALIA, the following terms and conditions:

         The Nelson Note shall be in a principal amount equal to the carrying value of such Non-Operating Assets remaining unsold by the U.S. Company immediately prior to the Effective Time and shall be payable, together with interest calculated at the short-term applicable federal rate from time to time in effect, compounded monthly, in one lump sum on the one-year anniversary of the Effective Time. The Nelson Note shall be unsecured and fully negotiable. The holder of the Nelson Note shall have all the rights of a commercial lender under Illinois Law in the event Nelson shall default in the payment of principal or interest thereunder. The Nelson Note shall be prepayable without premium or penalty by Nelson. Nelson shall be obligated to make mandatory prepayments against the principal amount of the Nelson Note and interest accrued thereunder to the extent of the net proceeds received by Nelson from the first sales of "Registered Shares" (hereafter defined) through and until payment in full of all amounts outstanding and accrued under the Nelson Note. Acquiror and Nelson agree that the default provisions under the Nelson Note shall be commercially reasonable for commercial loans of the same relative magnitude.

    The Target Companies agree that neither they, nor any employee, officer, director, shareholder or agent of the Target Companies, shall be compensated, directly or indirectly, for their services in connection with the sale of the Non-Operating Assets; provided, the foregoing provision shall not prevent such individual from receiving his regular compensation from a Target Company or, to the extent of the documentation therefor, reimbursement for reasonable out-of-pocket expenditures incurred on behalf of the U.S. Company in effectuating a sale to a person other than Nelson.

         (h) At the Effective Time, each individual reflected as an obligor under a loan from the U.S. Company in Section 3.29(2) to the Target Company Disclosure Schedules shall execute and deliver to the U.S. Surviving Corporation a promissory note for the outstanding principal balance under such loan, which promissory note shall have a term as set forth on such Schedules, bear interest at the short-term applicable federal rate and otherwise be in form and substance reasonably satisfactory to Acquiror. Nelson hereby agrees to indemnify and hold the U.S. Surviving Corporation harmless from and against any losses under each such promissory note, including principal and interest which is not paid when due, and upon full satisfaction of the principal amount and accrued interest outstanding under any such promissory note by Nelson, the U.S. Surviving Corporation shall quitclaim to Nelson, without recourse of any nature whatsoever, its entire right, title and interest in such promissory note. Thereafter, Nelson shall hold the U.S. Surviving Corporation (and its successor) harmless from and against any and all claims arising thereunder.

         (i) Prior to the Effective Time, Acquiror and the U.S. Company shall mutually determine the Taxes, if any, payable by the U.S. Shareholders with respect to the Subchapter S Status of the U.S. Company for the taxable year ending December 31, 1996 and the 1997 short period ending prior to the Effective Time (the "Stub Period"). Such Taxes shall be calculated at a combined rate equal to the highest marginal rate of federal and state income tax applicable to Nelson's taxable income for the taxable year ending December 31, 1996. Immediately prior to the Effective Time, the U.S. Company shall declare and pay to each U.S. Shareholder an amount in cash (the "S Corporation Tax Distribution") equal to the difference between
    (i) the Taxes so determined by Acquiror and the U.S. Company based on their estimate of such Shareholder's portion of U.S. Company taxable income for the taxable year ended December 31, 1996, and the Stub Period, LESS (ii) aggregate distributions by the U.S. Company to such Shareholder after January 1, 1996; provided, however, such distributions shall be net of any cash distributions (1) reported to such Shareholder as wages on Form W-2, or interest, rents, periodic payments, reimbursement amounts, loans, annuities and pension distributions on Forms 1099 issuable in respect of such Shareholder in respect of the 1996 taxable year, or (2) made to Nelson in April, 1996 to cover his Taxes on U.S. Company taxable income for the year ended December 31, 1995 (such net distribution amount is hereafter the "Prior S Corporation Distribution").

         (i) Acquiror has informed the U.S. Shareholders, and the U.S. Shareholders hereby acknowledge, that Acquiror's ability to characterize the Unitary Transaction herein as a pooling-of-interests may be compromised if Prior S Corporation Distributions and S Corporation Tax Distributions to a U.S. Shareholder exceed his share of the U.S. Company's taxable income for 1996. The U.S. Shareholders therefore agree that, upon Acquiror's written demand after the Effective Time, they shall be jointly and severally obligated to pay the U.S. Surviving Corporation the amount, if any, by which the U.S. Company's taxable income during the entire 1996 taxable year, as reported on the U.S. Company's Form 1120S for such period, is less than the sum of the S Corporation Tax Distribution and the Prior S Corporation Distribution. The U.S. Shareholders agree that payment of such amount to the U.S. Surviving Corporation shall be made promptly upon written demand by Acquiror. Each U.S. Shareholder jointly and severally warrants to Acquiror that from the date of this Agreement to the Effective Time, the U.S. Company shall not make any distributions to, for or on account of any U.S. Shareholder other than in respect of wages or those other Form 1099 items enumerated above.

       (ii) The U.S. Shareholders agree the S Corporation Tax Distribution shall be final and binding for all purposes under this Agreement, notwithstanding subsequent changes in the U.S. Company's net income or Nelson's tax calculations for 1995, and whether due to error, mistake, permissive adjustments, the recalculation of U.S. Company income or expenses, or other matters, and whether within or outside the control of the U.S. Company or U.S. Shareholders.

    SECTION 5.02. NEGATIVE COVENANTS OF THE TARGET COMPANIES. Except as expressly contemplated by this Agreement, or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, the Target Companies shall not, and shall not cause their subsidiaries to, and no U.S. Shareholder shall cause a Target Company to, individually or collectively, do any of the following:

         (a) (i) Increase the compensation payable or to become payable to any director, officer, manager or employee, except for increases in salary, bonuses or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees who are not directors, officers or managers, (ii) grant any severance or termination pay (other than pursuant to normal severance policy) to, or enter into any severance agreement with, any director, officer, manager or employee,
    (iii) enter into any employment agreement of any nature whatsoever with any director, officer, manager or employee that would extend beyond the Effective Time, except on an at-will basis, or (iv) establish, adopt, enter into or amend any employee benefit plan or arrangement, except as may be required to comply with applicable Law;

         (b) Except as provided in Section 5.01(i) hereof, declare or pay, or agree to declare or pay, in any manner whatsoever, any dividend on, or make any other distribution in respect of, outstanding shares of U.S. Company Stock, Other U.S. Company Securities or U.S. Company Options, and the stock, securities or options of each of the Canadian Target Companies;

         (c) (i) Redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

         (d) Issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances), any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof;

         (e) Acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with reasonable past practices);

         (f) Except to the extent required under Section 5.01(g) of this Agreement, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its subsidiaries' operating assets, except for retirements of operating assets in the ordinary course of business and consistent with reasonable past practices;

         (g) The U.S. Shareholders agree not to sell their shares in any of the Target Companies;

         (h) Initiate, solicit or encourage (including by way of furnishing any information or assistance in connection with) any inquiries or the making of any offer that constitutes, or may reasonably be expected to lead to, any "Competing Transaction" (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction. Each Target Company shall promptly notify Acquiror if any such inquiries or proposals are received by a Target Company or any of its subsidiaries, or by any of their respective officers, directors, financial advisors, attorneys, accountants or other representatives. For purposes of this Agreement, the term "Competing Transaction" shall mean any of the following involving a Target Company or any subsidiary (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of two percent (2%) or more of the assets of a Target Company or a subsidiary thereof, in a single transaction; (iii) any sale or exchange for any outstanding shares of capital stock of a Target Company or any subsidiary thereof; or (iv) any agreement to, or announcement by a Target Company of a proposal, plan or intention, to do any of the foregoing;

         (i)  Adopt any amendments to their Articles or By-Laws;

         (j) Change any methods of accounting in effect at December 31, 1995, or make or rescind any express or deemed election relating to taxes (including an election to file a Subchapter S Return), settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any method of reporting income, gain, expense, loss or deduction for foreign, federal, state, provincial or local income tax purposes from those employed in the preparation of income tax returns for taxable years ending on or prior to September 30, 1996, in the case of the Canada Company, or December 31, 1995, in the case of the U.S. Company, except in either case as may be required by Law;

         (k) Incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except for borrowings under the Credit Agreement described in Section 6.08(b)(1) hereof in furtherance of a Target Company's activities with respect to the sale of product inventories to customers in the ordinary course of business, or those borrowings made with the prior written consent of Acquiror, which consent shall not be unreasonably withheld; provided, however, such consent may be withheld in Acquiror's sole discretion in the event (i) such borrowing exceeds fifty thousand dollars ($50,000) in any instance, or the aggregate of all such borrowings after the date hereof exceeds two hundred fifty thousand dollars ($250,000), or (ii) no funds are available for disbursement under the said Credit Agreement;

         (l)  Agree in writing or otherwise to do any of the foregoing; or

         (m) Without first consulting with Acquiror, (i) perform any act which, if performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time, or
    (ii) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time.

    SECTION 5.03. AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Target Companies, Acquiror will, and will cause each of its subsidiaries to:

         (a)  Operate its business in the usual and ordinary course;

         (b) Use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective customers and suppliers;

         (c) Use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

         (d) Disclose a reasonable time beforehand and consult with Nelson with respect to any material acquisition prior to entering into any binding agreement with respect to such acquisition.

    SECTION 5.04. NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Target Companies, from the date of this Agreement to the Effective Time, Acquiror shall not, and shall not permit any of its subsidiaries to (i) amend any of the material terms or provisions of Acquiror's securities, (ii) agree in writing or otherwise to do the foregoing, or (iii) without first consulting with the Target Companies, (x) perform any act which, if performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of the Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time, or (y) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time.

    SECTION 5.05. ACCESS AND INFORMATION.

         (a) Upon reasonable prior notice from Acquiror, the Target Companies shall (and shall cause their subsidiaries to) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access during business hours to (i) the properties and locations at which the Target Companies and their subsidiaries are conducting business activities, (ii) the directors, officers and management personnel of the Target Companies at all such locations, and (iii) all information (including, if available, original documents and Returns) concerning the business, properties, contracts, records and personnel of the Target Companies and their subsidiaries. The Target Companies shall permit Acquiror to make copies of such books, records and other documents as Acquiror reasonably considers necessary or appropriate for the purpose of familiarizing itself with the business, properties, contracts, records and personnel of such corporations, and/or for obtaining any approvals, consents, licenses or permits for the transactions contemplated by this Agreement.

         (b) Acquiror shall (and shall cause its subsidiaries to) afford to the Target Companies and their respective officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records, personnel (whether employees or independent contractors), and independent accountants and legal counsel of Acquiror or its subsidiaries as the Target Companies may reasonably request, and as may be lawfully disclosed by Acquiror.

         (c) The parties and their respective officers, employees, accountants, consultants, legal counsel and other representatives shall comply with all of their respective obligations under that certain Confidentiality Letter Agreement dated August, 1996, among Acquiror, the U.S. Company, and Nelson.

    SECTION 5.056. NEW U.S. SHAREHOLDERS. Only to the extent Acquiror consents in writing to the addition of a new U.S. Shareholder prior to the Effective Date, the Target Companies shall cause each person so becoming a U.S. Shareholder to be bound by this Agreement, by executing a counterpart of this Agreement and such other documents in form and substance reasonably satisfactory to Acquiror which causes this Agreement, and the duties and obligations of current and subsequent U.S. Shareholders hereunder, to become valid and binding on such new U.S. Shareholder; provided, however, prior to the Effective Time no person shall be permitted to acquire shares of stock in, and consent shall be deemed automatically denied with respect to any (i) proposed transfer of shares of, the Canada Company or Canada Holding Company-2, or (ii) proposed transfer of shares of the U.S. Company or the Canada Company if Acquiror believes such transfer may prevent the Unitary Transaction from qualifying as a pooling-of-interests.

                                      ARTICLE VI

                                ADDITIONAL AGREEMENTS

    SECTION 6.01. AFFILIATE STATUS; ACCOUNTING AND TAX TREATMENT. Each U.S. Shareholder acknowledges and agrees that (i) as of the date hereof, he/she is an affiliate of the Target Companies under applicable accounting releases with respect to pooling-of-interests accounting treatment, and (ii) at and after the Effective Time, by virtue of his/her shareholdings in Acquiror, as well as his/her employment status, status set forth in Section 6.13 hereof, or relationship to Nelson, he/she shall be deemed to be an affiliate of Acquiror. As used herein, the term "affiliate" shall have the same meaning given to such term for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Commission under the Securities Act, and/or as used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Prior to the Effective Time, but in any event not later than the second business day following any acquisition by a

U.S. Shareholder of registered shares of Acquiror's Common Voting Stock in a transaction executed on a recognized public securities exchange, each U.S. Shareholder shall execute and deliver to each of Acquiror, the U.S. Company and the Canada Company an agreement substantially in the form of Exhibit B hereto ("Affiliate Agreement"), and thereafter such U.S. Shareholder shall perform in accordance with the terms and conditions thereof. In addition, each party shall use reasonable efforts to cause the U.S. Merger, the Canada Reorganization and the Unitary Transaction to qualify, and shall not take any actions which could prevent any such transaction from qualifying, for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of
Section 368(a) of the Code; provided, however, that the incurrence of tax by Nelson upon consummation of the Canada Reorganization by virtue of the Canada Company's status as a "controlled foreign corporation" under the Code shall not, in itself, be deemed a disqualification from reorganization treatment under the provisions of Section 368(a) of the Code.

    SECTION 6.02. RULES GOVERNING THE ISSUANCE AND HOLDING OF ACQUIROR COMMON STOCK. Shares of Acquiror Common Stock are being issued by Acquiror to the U.S. Shareholders under the U.S. Merger and Canada Reorganization in reliance upon the following representations, warranties and agreements of the U.S. Shareholders, each of which shall be true and correct as of the date hereof and at the Effective Time, and each of which shall survive the Effective Time.

         (a) Each U.S. Shareholder acknowledges that shares of Acquiror Common Stock issuable to him/her at the Effective Time in the U.S. Merger and Canada Reorganization will not have been registered under the Securities Act or under applicable state securities laws.

         (b) All shares of Acquiror Common Stock deliverable to a U.S. Shareholder in the Unitary Transaction are being acquired solely for investment purposes and for such Shareholder's account, and not as a nominee or agent for others or with a view to or for sale in connection with any distribution, and such Shareholder has no present intention of selling, granting a participation in or otherwise distributing such shares of Acquiror Common Stock or any portion thereof.

         (c) Each U.S. Shareholder agrees that he/she shall not make a disposition of any shares of Acquiror Common Stock issued in the Unitary Transaction unless such shares have been registered in accordance with
    Section 6.03 hereof, or are sold in accordance with the terms and conditions of the Affiliate Agreement.

         (d) Each U.S. Shareholder acknowledges that his/her investment in shares of Acquiror Common Stock is a speculative investment with limited liquidity and subject to the risk of loss. Each U.S. Shareholder represents and warrants to Acquiror that he/she is able to fend for himself/herself in the transactions contemplated by this Agreement, has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of his/her investment and has the ability to bear the economic risks (including the risk of loss) of his/her investment.

         (e) Each U.S. Shareholder represents and warrants that he/she has had the opportunity to ask questions of Acquiror concerning its business and to obtain any information which he/she considered necessary to verify the accuracy of or to amplify upon Acquiror's disclosures, and has had all questions which have been asked by him/her answered by Acquiror. The information, documentation, analyses, compilations, studies or other documentation, whether supplied by Acquiror to a U.S. Shareholder or prepared by any of them on their own behalf, in connection with the transactions contemplated hereby (hereinafter "Information"), will be kept confidential and shall not, without Acquiror's prior written consent or as may be required by Law, be disclosed directly or indirectly by the U.S. Shareholders, the Target Companies, or their subsidiaries, employees, officers, directors, agents or representatives in any manner whatsoever, in whole or in part, and shall not be used by the U.S. Shareholders, the Target Companies, or their subsidiaries, employees, officers, directors, agents or representatives in any manner whatsoever, except for the purpose of assessing the transactions contemplated hereby.

         (f) Each U.S. Shareholder acknowledges that his/her shares of Acquiror Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such U.S. Shareholder acknowledges he/she is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permit limited resales of unregistered securities, subject to the satisfaction of certain conditions.

         (g) Each U.S. Shareholder acknowledges that his/her shares of Acquiror Common Stock are subject to set-off and cancellation as provided herein for (i) the breach by a U.S. Shareholder or a Target Company of a covenant or agreement hereunder, (ii) a breach of or misstatement in the representations or warranties of a U.S. Shareholder or a Target Company under this Agreement, or (iii) a claim as to which a U.S. Shareholder has agreed to indemnify Acquiror in accordance with the terms and conditions of
    Article IX hereof; provided, however, Acquiror's right of set-off and cancellation in respect of such indemnification shall be limited to two hundred two thousand five hundred (202,500) unregistered shares of Acquiror Common Stock, representing nine percent (9%) of the total number of shares of Acquiror Common Stock issuable by Acquiror to the U.S. Shareholders in the Unitary Transaction; and provided, further, Acquiror rights under this Agreement shall not be so limited with respect to any claim respecting, or breach or violation of, those matters described in Schedule 6.02(g) to the Acquiror Disclosure Schedules.

    SECTION 6.03. STEP REGISTRATION OF ACQUIROR COMMON STOCK. On or prior to May 17, 1997, Acquiror shall effect the registration for resale of thirty-three and one-third percent (33 1/3%) of the Acquiror Common Stock previously issued to the U.S. Shareholders in the Unitary Transaction. Acquiror further agrees that (i) on or prior to the first anniversary of the Effective Time, it shall effect the registration for resale of an additional thirty-three and one-third percent (33 1/3%) of the unregistered shares of the original total Acquiror Common Stock, and (ii) on or prior to the second anniversary of the Effective Time, except as provided below, it shall effect the registration for resale of the balance of such unregistered shares of Acquiror Common Stock, to the extent then owned by the U.S. Shareholders. Acquiror shall use all reasonable efforts to effect the registration of the unregistered shares of Acquiror Common Stock for resale under the Securities Act, by performing the following:

         (a) The registration for resale shall be effected through a shelf registration statement and related prospectus (collectively, "Resale Prospectus") covering the applicable unregistered shares of Acquiror Common Stock ("Unregistered Shares"), prepared and filed by Acquiror with the Securities and Exchange Commission (the "Commission"). Acquiror shall cause each Resale Prospectus to become and remain effective for a period of five years from the Effective Time.

         (b) Acquiror shall, if deemed reasonably necessary by any U.S. Shareholder, use its best efforts to register, or obtain and maintain exemption from registration or qualification for, such Unregistered Shares otherwise qualifying for registration under this Section under the securities or blue sky laws of each state as such Shareholder shall reasonably request, and update such registration, qualification or exemption and take any other action which may be reasonably necessary or advisable to enable such Shareholder to consummate the sale or disposition of Acquiror Common Stock in such states; provided, however, Acquiror shall not be required to (i) qualify to do business as a foreign corporation in any such state, (ii) consent to general service of process in any such state, or (iii) comply with any requirement or condition to registration or qualification which would impose an unreasonable burden on Acquiror or any of its respective officers, directors or shareholders.

         (c) Acquiror shall identify and cause there to be provided at all times to the U.S. Shareholders a transfer agent for all the Acquiror Common Stock required to be registered under this Agreement;

         (d) Acquiror shall provide, or cause there to be provided, such certificates, instruments and any other documents required under the Securities Act, requested by the Commission in connection with the sale by any U.S. Shareholder of Acquiror Common Stock covered by a Resale Prospectus, or otherwise necessary or reasonably required in connection with, or to facilitate, the sale of Acquiror Common Stock in accordance with this Agreement or any other related agreement;

         (e) Acquiror shall file with the appropriate stock exchange or trading system a notification form for the listing of additional shares with respect to the Unregistered Shares at the time(s) and in the manner required by the such exchange or trading system;

         (f) Acquiror shall prepare and file with the Commission such required amendments and supplements to each Resale Prospectus as may be necessary to update and keep such Resale Prospectus effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such Resale Prospectus; provided, however, nothing herein shall require Acquiror to disclose any confidential information concerning its business, results of operations or contemplated activities not otherwise required to be disclosed; provided however, that Acquiror covenants and agrees that it shall not allow any period of greater than three (3) months to exist wherein the Acquiror would have information such that it could not appropriately update the Resale Prospectus.

         (g) Acquiror shall furnish the U.S. Shareholders with such number of copies of the preliminary and final Resale Prospectus as the U.S. Shareholders may reasonably request in order to facilitate the sale of registered shares of Acquiror Common Stock ("Registered Shares") owned by such Shareholder; provided that the U.S. Shareholders shall comply with all prospectus delivery requirements under the Securities Act; and provided, further, all sales of Registered Shares shall be in accordance with and subject to the conditions of the Affiliate Agreement.

         (h) All expenses incurred by Acquiror in effecting the registration for resale of Unregistered Shares including, without limitation, all registration and filing fees with any governmental entity, printing expenses, and fees and disbursements of counsel for Acquiror, shall be paid by and the sole obligation of Acquiror. All selling commissions applicable to sales of Registered Shares and all fees and disbursements of counsel in connection therewith shall be paid by and be the sole obligation of the U.S. Shareholders.

         (i) The U.S. Shareholders shall timely furnish such information as may reasonably be requested by Acquiror for inclusion in, or necessary to the preparation of, a Resale Prospectus or other filing ancillary thereto. The information supplied by the U.S. Shareholders (or by a Target Company on their behalf) for inclusion in a Resale Prospectus shall not, at the time such Resale Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (j) The information supplied by Acquiror for inclusion in a Resale Prospectus shall not, at the time such Resale Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (k) To the extent required by the rules and regulations of the Commission, the U.S. Shareholders hereby consent to the use of his or her name and to the inclusion of financial statements and business information relating to the Target Companies in any registration statement or proxy statement prepared by Acquiror. The U.S. Shareholders agree to use reasonable efforts to obtain the written consent of any person or entity retained by him or a Target Company and required to be named (as an expert or otherwise) in such registration statement or proxy statement, and further, agrees to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by Acquiror in connection with the preparation of any and all information required.

    SECTION 6.04. DEMAND REGISTRATION RIGHTS OF U.S. SHAREHOLDERS.

         (a) DEMAND REGISTRATION. If, by December 31, 1997, the U.S. Shareholders have not sold Registered Shares in open market and private transactions yielding aggregate gross proceeds (hereafter, the "Realized Value") of eighteen million dollars ($18,000,000), at discounts of seven percent (7%) or better, then Nelson shall have the right, exercisable at any time through and including June 30, 1998, to notify Acquiror in writing of his election to sell a quantity of Registered Shares then having an aggregate fair market value not exceeding the difference between eighteen million dollars ($18,000,000) and the Realized Value (Registered Shares with such aggregate fair market value are the "Underwritten Block"). Promptly upon its receipt of Nelson's notice, but in no event later than ninety (90) days thereafter, Acquiror shall select a managing underwriter reasonably acceptable to Nelson to conduct an underwritten offering of the Underwritten Block, together with such shares as Acquiror may elect to sell in such underwritten offering, and each of Acquiror, such managing underwriter and Nelson shall use their respective best efforts to cause such an underwritten offering to become effective on or prior to June 30, 1998. In connection with the underwritten offering, Acquiror will:

              (i) promptly give to the U.S. Shareholders written notice thereof of their ability to participate therein to the extent of the Underwritten Block; and

              (ii) include in such registered offering and in the underwriting involved therein all securities, to the extent of the Underwritten Block, specified in a written request or requests made within twenty
         (20) days after receipt of such written notice from Acquiror by a U.S. Shareholder. Acquiror, together with such U.S. Share-holders who shall elect to participate in such registered offering, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Acquiror. In no event shall any other holder of registration rights with respect to a security of Acquiror be given preferential or similar treatment to the registration rights granted to U.S. Shareholders in accordance with this Section 6.04.

         (b) PIGGYBACK REGISTRATION. If at any time or from time to time, prior to the disposition of the Acquiror Common Stock issued pursuant to this Agreement, Acquiror proposes to register under the Securities Act any Shares of Acquiror Common Stock for its own account or the account of any other person Acquiror will:

              (i)  promptly give the U.S. Shareholders written notice thereof;
                   and

             (ii) subject to the other provisions of this Section 6.04 and to the rights of other stockholders of Acquiror pursuant to (1) those certain Registration Rights Agreements dated sa of September 30, 1996 between Acquiror and the former stockholders of Market USA, Inc., and (2) the Registration Rights Agreement dated as of January 11, 1995, as amended, between Acquiror and Merchant Partners, L.P. (and its distributors and permitted assignees), include in such registration and in the underwriting involved therein all securities specified in a written request or requests made within twenty (20) days after delivery of such written notice by Acquiror to the U.S. Shareholders.

    U.S. Shareholders electing to participate in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Acquiror. With the exception of the rights of certain Acquiror stockholders Registrants in existence on the date of this Agreement, no other person shall be granted registration rights with respect to shares of Acquiror Common Stock which are superior to or on a par with the rights of the U.S. Shareholders pursuant to this subsection (b); provided, however, the foregoing prohibition shall expire and have no further force or effect upon the earlier of (1) expiration of the "Nominating Period" (hereafter defined), or (2) Nelson's sale of sixty-five percent (65%) or more of the shares of Acquiror Common Stock issued to him in the Unitary Transaction.

         (c) REGISTRATION EXPENSES. All demand and piggyback registration expenses incurred in connection with any registration, qualification or compliance pursuant this Section 6.04, including but not limited to fees and expenses of counsel appointed to represent the selling U.S. Shareholders, shall be borne by Acquiror, except that the selling U.S. Shareholders shall be responsible for and separately pay their pro-rata portion of any underwriting discount and any fees of counsel retained by them.

    SECTION 6.05.  INDEMNIFICATION FOR SECURITIES MATTERS.

         (a) In connection with the registration of the Unregistered Shares under the Securities Act pursuant to a Resale Prospectus, Acquiror agrees to indemnify and hold harmless the seller of the Registered Shares, each underwriter of the Registered Shares and each other person, if any, who controls such seller or underwriter within the meaning of Section 15 of the Securities Act, against any Damage (as hereafter defined), joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Resale Prospectus (or any amendment or supplement thereto), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Acquiror will reimburse such seller, underwriter and controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending against any such Damage; provided, however, that Acquiror shall not be liable in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact made in such Resale Prospectus (or amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Acquiror through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; and provided, further, that Acquiror shall not be liable to any person who participates as an underwriter in the offer or sale of Registered Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act (or the Exchange Act), in any such case to the extent that any Damage (or action or proceeding in respect thereof) arises out of such person's failure to send or give a copy of the final Resale Prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to written confirmation of the sale of Registered Shares to such person if such statement or omission was corrected in such final Resale Prospectus.

         (b) In connection with the registration of the Unregistered Shares under the Securities Act pursuant to a Resale Prospectus, Nelson and the other sellers of the Registered Shares, severally and not jointly, will indemnify and hold harmless Acquiror, each person, if any, who controls Acquiror within the meaning of Section 15 of the Securities Act, each officer of Acquiror who signs the Resale Prospectus, each director of Acquiror, each underwriter and each person who controls an underwriter within the meaning of Section 15 of the Securities Act, against any Damage, joint or several, to which Acquiror or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, and will reimburse Acquiror or such officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by Acquiror or such officer, director, underwriter or controlling person in connection with investigating or defending against any such Damage, but only insofar as such Damage (or actions in respect thereof) arises out of or is based upon an untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact referred to in subsection (a), above; and provided, further, that this subsection (b) shall apply if and only if such statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of Nelson or such seller specifically for use in such Resale Prospectus.

         (c) It shall be a condition of Acquiror's obligations to effect the registration of Unregistered Shares that the sellers participating in such registration provide Acquiror and the underwriters, if any, with all material facts, including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be required by Acquiror or such underwriters, concerning such participating sellers and the Unregistered Shares to be registered which are reasonably required to be stated in the Resale Prospectus or are otherwise required in connection with the offering. If any seller does not provide such requisite information, Acquiror shall have the right to prevent the registration of unregistered shares held by the cooperative sellers.

         (d) If the indemnification provided in this Section 6.05 is for any reason unavailable or insufficient to hold an indemnified party harmless hereunder, then the indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the Damage referred to herein in such proportion as is appropriate to reflect the relative fault of Acquiror, on the one hand, and Nelson, on the other, in connection with the statements or omissions that resulted in such Damage, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
    Act) shall be entitled to contribution from a person who was not guilty of fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder.

         (e) Acquiror covenants and agrees at the reasonable request of any of the Shareholders to enter into underwriting agreements containing indemnification provisions substantially identical to those contained in this Section 6.05.

    SECTION 6.06. MERGERS, ETC. Acquiror agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which it shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Acquiror under Sections 6.02(c) and (i),
6.03 and 6.04 hereof; provided, however, that the provisions of Section 6.03 hereof shall not apply in the event of any merger, consolidation or reorganization in which Acquiror is not the surviving corporation if all Acquiror shareholders are entitled to receive consideration in exchange for their shares of Acquiror Common Stock consisting solely of cash, securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or securities of the acquiring corporation which the acquiring corporation has agreed to register for resale to the public within ninety (90) days after the completion of such transaction.

    SECTION 6.07. RATIFICATION OF TARGET COMPANY APPROVAL. At any time or times prior to the Effective Time as Acquiror shall reasonably request, the U.S. Shareholders shall provide Acquiror with documents, in such form and substance as reasonably requested by Acquiror, executed by the shareholder(s) and/or Board of Directors of each Target Company, affirming and ratifying their unanimous approval of and consent to the Unitary Transaction and the other transactions contemplated hereunder.

    SECTION 6.08.  APPROPRIATE ACTION; CONSENTS; FILINGS.

         (a) The Target Companies, U.S. Shareholders and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Target Companies, U.S. Shareholders or Acquiror or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Unitary Transaction, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Unitary Transaction required under (A) the Securities Act and the Exchange Act, and any other applicable U.S. and Canadian, federal, provincial or state securities Laws, (B) the HSR Act, (C) the Competition Act, and (D) any other applicable Law; provided, however, that the Target Companies and Acquiror shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Target Companies, U.S. Shareholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including, if so requested by Acquiror, all information required to be included in the Resale Prospectus) in connection with the transactions contemplated by this Agreement.

         (b)(i) The Target Companies, U.S. Shareholders and Acquiror shall give (or shall cause their respective subsidiaries or affiliates to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary or advisable to consummate the transactions contemplated in this Agreement, or (B) required to prevent a Target Company Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Adverse Effect from occurring prior to or after the Effective Time (collectively, "Material Consents"). Without limiting the generality of the foregoing, the Target Companies and U.S. Shareholders agree that the consents described below shall constitute Material Consents, and on and after the date hereof they shall use their reasonable best efforts to secure such Material Consents in writing, at no cost to the U.S. Surviving Corporation, prior to the Effective Time:

    1. Consent of Comerica Bank, as Agent, to the assignment by the U.S. Company to the U.S. Surviving Corporation of all rights under Credit Agreement dated as of June 28, 1996.

    2. Consent of Ford Motor Company to the assignment by the U.S. Company to the U.S. Surviving Corporation of all rights under (i) Agreement Relating to Fulfillment and Corporate Marketing and Licensing Representation, and (ii) Trademark License Agreement, each dated July 11, 1996.

    3. Consent of Roots USA, Inc. and Roots Canada Limited to the assignment by the U.S. Company to the U.S. Surviving Corporation of all rights under an Agreement dated as of February 2, 1996 with the U.S. Company and the Canada Company.

         (ii) In the event that any party shall fail to obtain a third party consent described in subsection (b)(i), above, without incurring additional premium, penalty or cost (excepting, however, legal costs incurred by the contract principal and charged to a Target Company in connection with such assignment), such party shall use best reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Target Companies and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         (c) From the date of this Agreement until the Effective Time, the Target Companies and U.S. Shareholders shall promptly notify Acquiror in writing of any pending or, to the knowledge of any Target Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Reorganization, the Unitary Transaction, the conversion of U.S. Company Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Holding Company Stock into Acquiror Common Stock pursuant to the Canada Reorganization, and the conversion of Acquiror Sub capital stock into capital stock of the U.S. Surviving Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction, the other transactions contemplated under this Agreement, or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of the Target Companies, the U.S. Surviving Corporation or their subsidiaries, which in either case is reasonably likely to have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

         (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Target Companies and Nelson in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person
    (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Reorganization, the Unitary Transaction, the conversion of U.S. Company Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Holding Company Stock into Acquiror Common Stock pursuant to the Canada Reorganization, or the conversion of Acquiror Sub capital stock into capital stock of the U.S. Surviving Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction or the other transactions contemplated under this Agreement, or in either case reasonably likely to have an Acquiror Adverse Effect prior to the Effective Time.

    SECTION 6.09. UPDATED TARGET COMPANY FINANCIAL STATEMENTS. The Target Companies and U.S. Shareholders shall use their reasonable efforts, respectively, to cause Coopers & Lybrand, L.L.P., independent public accountants for the Target Companies and Nelson, to revise and restate the Target Company Financial Statements for the years ended December 31, 1994 and 1995, in the format as previously discussed between the respective financial officers of Acquiror and the U.S. Company to bring them into conformity with the accounting practices and principles utilized by Acquiror and to satisfy the pooling-of-interest rules, and which revised and restated Financial Statements shall be in form and substance reasonably satisfactory to Acquiror.

    SECTION 6.10. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, the Target Companies and Nelson, on the one hand, and Acquiror, on the other hand, shall promptly notify the other by written update to its Disclosure Schedules of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Unitary Transaction and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of any Target Company, Nelson or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the U.S. Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not be deemed to cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement, or otherwise limit or affect the remedies available hereunder to the party receiving such notice. If the Chief Financial Officer shall obtain actual knowledge during the course of his due diligence, or in any other manner prior to the Effective Time, of the occurrence of a change or event which shall cause a Target Company's or U.S. Shareholder's representation or warranty under Article III hereof to become untrue, and thereafter, provided Acquiror shall have had the right to terminate this Agreement in accordance with the provisions of Section 8.01 hereof (due to the magnitude of the breach or misstatement in such representation or warranty), but elected not to terminate this Agreement, Acquiror shall be forever barred, as of and after the Effective Time, from asserting a claim for indemnification under Article IX of this Agreement with respect to such change or event, or otherwise alleging Damages had been incurred or suffered after the Effective Time as a result of such change or event.

    SECTION 6.11.  PUBLIC ANNOUNCEMENTS.  Acquiror shall consult with the
Target Companies and Nelson before issuing any press release with respect to the Unitary Transaction or this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, including as may be required by Law or the requirements of the NASDAQ. The Target Companies and Nelson acknowledge and agree that any such press release or other public announcement respecting the Unitary Transaction or this Agreement may be disseminated only through the agents of Acquiror, except that following Acquiror's dissemination of a public announcement hereunder, the Target Companies may issue a press release or other public announcement respecting the Unitary Transaction with the prior written consent of Acquiror, which consent shall not be unreasonably withheld.

    SECTION 6.12. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE U.S. COMPANY. From and after the Effective Time, Acquiror


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

shall cause the U.S. Surviving Corporation to indemnify, defend and hold harmless the present and former officers and directors of the U.S. Company (such U.S. Company present and former officers and directors are collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement, but specifically excluding damages or liabilities attributable to an inaccuracy in or breach or violation of the representations, warranties, covenants and agreements of the Target Companies made under or pursuant to the Agreement) to the fullest extent permitted or required under Michigan Law (and shall also cause the U.S. Surviving Corporation to advance expenses as incurred to the fullest extent permitted under Michigan Law, provided that the person to whom expenses are advanced provides the undertaking to repay such advances contemplated by Michigan Law). Acquiror and Acquiror Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any claim, action, suit, proceeding or investigation (a "Claim") existing in favor of the Indemnified Parties as provided in each Target Company's Articles of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall (subject to the exclusions provided for damages and liabilities attributable to inaccuracies in, and breaches and violations of, this Agreement, as provided above) survive the Unitary Transaction and continue in full force and effect, as provided by Law.

    SECTION 6.13. ELECTION OF NELSON TO ACQUIROR BOARD; ELECTION OF NELSON AS ACQUIROR VICE CHAIRMAN.

         (a) During the unexpired term (and any extension term) of Nelson's Employment Agreement in the form attached to this Agreement as Exhibit D, and thereafter, so long as Nelson shall continue to hold at least thirty-five percent (35%) of the shares of Acquiror Common Stock issued to him in the Unitary Transaction (hereafter, the "Nominating Period"), Acquiror will use its best efforts, subject to applicable fiduciary requirements under Illinois Law (and any other principles or rules which may apply to the composition of Acquiror's Board of Directors, including rules promulgated by the Commission), to maintain two (2) seats on Acquiror's Board of Directors to be filled by Nelson and a second individual experienced in matters pertaining to public corporations who is recommended by Nelson and approved by the then-acting Chief Executive Officer of Acquiror ("Nelson's Nominee").

         (b) Throughout the Nominating Period, Acquiror shall use its best efforts and take all reasonable steps to cause two (2) seats on its Board of Directors to be reserved for Nelson and Nelson's Nominee. The parties agree that such seats may be newly established by amendment to Acquiror's By-Laws, or pre-existing, through a prior vacancy in Acquiror's Board of Directors. To the extent Acquiror, consistent with fiduciary requirements and principles, is unable to nominate Nelson and/or Nelson's Nominee to such seats on the Board, then Acquiror shall refrain from nominating any person to such seats, unless such action would itself violate applicable requirements and principles. Nelson acknowledges that, due to the fact Acquiror's Directors are elected annually by its public shareholders, Acquiror is unable to guarantee the election of Nelson and Nelson's Nominee to Acquiror's Board.

         (c) As soon as practicable following the Effective Time, but not later than ten (10) days prior to Acquiror's solicitation of proxies in connection with the Annual Meeting of the Shareholders next following the Effective Time, Acquiror shall cause a Special Meeting of its Directors to be convened for the purpose of voting on the appointment of Nelson and Nelson's Nominee to (i) any vacancy then existing in the Board, or (ii) to new seat(s) previously established by action of the Directors of Acquiror. To the extent the Directors of Acquiror do not elect Nelson and Nelson's Nominees to such seats on the Board, Acquiror agrees, to the extent consistent with applicable fiduciary requirements and principles, to conduct a reasonable solicitation of its shareholders prior to the next Annual Meeting for the express purpose of securing the election of Nelson and Nelson's Nominee to Acquiror's Board of Directors. Until the Nominating Period shall have expired, and except to the extent prohibited by Law or applicable fiduciary requirements and principles, Acquiror shall refrain from withdrawing its recommendation of or support for Nelson and Nelson's Nominee in subsequent solicitations mailed to its shareholders.

         (d) Nelson acknowledges and agrees that Lou Weisbach, Acquiror's current Chief Executive Office, and his successor, shall have the sole authority and discretion, exercised in a reasonable manner and with due regard for the significant interest in Acquiror's Common Stock owned by Nelson and the other U.S. Shareholders, to approve or disapprove of Nelson's Nominee; provided, however, Nelson shall be entitled to receive an adequate explanation of (i) the reasons for any such disapproval, and (ii) the separate criteria, if any, which must be satisfied by Nelson's Nominee.

         (e) As soon as practicable following the Effective Time, Acquiror shall cause its directors to amend Acquiror's By-Laws to include the office of Vice Chairman (which office is described on Exhibit C to this Agreement) as an elected position of Acquiror, and shall so elect Nelson to such
    position.    Thereafter, until the Nominating Period shall have expired,
    Acquiror's Directors shall nominate and elect Nelson as Vice Chairman of Acquiror at each Annual Meeting of the Board of Directors of Acquiror. Once so nominated and elected, Acquiror's Directors shall not, until expiration of the Nominating Period and except to the extent of applicable fiduciary requirements and principles, remove Nelson from such position.

    SECTION 6.14. OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all reasonable action necessary to cause of Acquiror Sub to perform its obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

    SECTION 6.15. OBLIGATIONS OF THE TARGET COMPANIES. Each Target Company shall take all reasonable action necessary to cause the others to perform its obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

    SECTION 6.16. OBLIGATIONS OF THE U.S. SHAREHOLDERS. Each U.S. Shareholder shall take all reasonable action necessary to cause the Target Companies to perform their respective obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

    SECTION 6.17.  REAL ESTATE PURCHASE.

         (a) At the Effective Time, the U.S. Surviving Corporation, as successor to the U.S. Company, shall purchase from Maple Lane Acquisition, L.L.C., a Michigan Limited Liability Company and affiliate of Nelson ("Nelson's LLC"), and Nelson's LLC shall sell, convey and assign to the U.S. Surviving Corporation, the vacant parcel of real property located at 1499 Maple Lane, Troy, Oakland County, Michigan, and more particularly described on Schedule 6.17(a) attached hereto or all of the outstanding interests in Nelson's LLC (the "Maple Property"), together with all rights of way, privileges and appurtenances pertaining thereto, and all foundations, structures, wiring, plumbing and property of every kind, character and description appurtenant thereto. The purchase price for the Maple Property shall be that quantity of unregistered shares of Acquiror Common Stock as shall have an aggregate market value (determined in accordance with the last sentence of this subsection) of one million dollars ($1,000,000) LESS the value of the adjustments described in subsection (b) hereof. Such Unregistered Shares shall be subject to the restrictions and rights otherwise set forth in this Agreement and made applicable to Unregistered Shares issuable to Nelson in the Unitary Transaction, and shall be registered for resale in accordance with a Resale Prospectus on the last date provided in Section 6.03 hereof; provided, however, no Unregistered Shares issuable to Nelson in respect of the sale of the Maple Property shall be subject to Acquiror's right of set-off arising upon a breach of the other provisions of this Agreement, and such shares shall be subject to cancellation or set-off, if at all, for a breach in or violation of the representations, warranties, covenants and agreements of Nelson and Nelson's LLC set forth in the agreements prepared in accordance with the provisions of Section 6.17(c) hereof. For purposes of this Section 6.17(a), each share of Acquiror's Common Stock issuable in respect of the Maple Property shall be valued at the mean between the bid and ask prices for shares of Acquiror Common Stock as reported by the NASDAQ National Market or other securities exchange on which the Acquiror Common Stock is traded ("NASDAQ") as of the close of trading on the date of this Agreement.

         (b) The purchase price for the Maple Property shall be reduced by the unamortized value of all assets or costs reflected in the Interim Target Company Disclosure Schedules which are attributable or pertain to, or have been incurred in connection with, the Maple Property (hereafter, "Construction Plans"), including, without limiting the generality of the foregoing, the following assets:

              (i) Those certain architectural plans for the construction of an office/ warehouse complex prepared by Ben Tiseo Architects, and approved by the City of Troy, Michigan;

              (ii) That certain Construction Contract with Contractor International Development Co. of Farmington Hills, Michigan;

              (iii) That certain Construction Loan Agreement with Comerica Bank; and

              (iv) Excavation costs, tear-down costs for any structures previously in place on the Maple Property, foundation costs, land acquisition costs, capitalized interest and construction loan principal payments, and real estate taxes attributable to the Maple Property.

         (c) Within fifteen (15) days after the date of this Agreement, the Target Companies, Nelson and Nelson's LLC shall provide Acquiror with all documents, instruments and other items in their possession (or in the possession of an affiliate) which relate to the Maple Property, including the Construction Plans, surveys, charts, warranties, other plans, designs and the like. Not later than forty-five (45) days following the date of this Agreement, Acquiror Sub, the U.S. Company, Nelson and Nelson's LLC shall enter into binding agreements for the purchase and sale of the Maple Property in accordance with the terms of this Section 6.17, pursuant to instruments and other documents required or customary in connection with the sale of real property under Michigan Laws, all in the condition provided for herein, with full warranty of title, and in form and substance reasonably satisfactory to Acquiror. Such agreements shall contain provisions for Nelson's (i) repurchase of the Maple Property, at Acquiror's election, for an all-cash purchase price which is not less than the price reflected in Section 6.17(a) hereof, plus the sum of all construction expenditures and interest on construction loans incurred with respect thereto after the date hereof, and (ii) obligation to enter into a lease with the U.S. Surviving Corporation, at Acquiror's option, for such repurchased improved Maple Property (should the repurchase election have been exercised) and, until the Maple Property has been fully improved and occupied, such other commercial real properties as have been previously leased to the Target Companies, at rentals which do not exceed market rates.

         (d) At least forty-five (45) days prior to the Effective Time, Nelson shall cause Nelson's LLC, at its sole cost, to furnish Acquiror a title commitment in form and substance reasonably satisfactory to Acquiror ("Title Commitment") for the issuance of an owner's title insurance policy on ALTA Form B or other form reasonably acceptable to Acquiror ("Title
    Policy") for the Maple Property.   The Title Commitment shall be issued in
    the name of Acquiror for an amount of title coverage equal to one hundred thousand dollars ($100,000). The Title Commitment shall set forth the state of title of the Maple Property as of the date of such Title Commitment (which date shall be a date subsequent to the date of this Agreement), and shall describe all exceptions or conditions to title or usage, including, but not limited to, easements, zoning and other restrictions, rights-of-way, covenants, reservations, mortgages, liens and other encumbrances, whether or not separately insured, waived or cured by easement or other endorsement. No information disclosed by the Title Commitment shall materially or adversely affect the value of, or the ability of the U.S. Surviving Corporation to operate, occupy or use, the Maple Property.

         (e) At least ten (10) days prior to the Effective Time, Nelson shall cause Nelson's LLC, at its sole cost, to furnish Acquiror a so-called "Phase I" environmental impact audit for the Maple Property, commenced not earlier than the date of this Agreement, by a licensed environmental consultant in the general vicinity of the insured property selected by the U.S. Company and reasonably acceptable to Acquiror. No information respecting the Maple Property coming to the attention of Acquiror prior to the Effective Time as a result of such Phase I audit shall (i) disclose necessity for performing material environmental remediation activities at such property, or (ii) otherwise materially affect the value of, or Acquiror's ability to construct upon, operate, occupy or use, the Maple Property.

    SECTION 6.18. INITIAL EXECUTIVE STOCK OPTION GRANTS. At the Effective Time and as directed by Nelson, Acquiror shall issue a total of one hundred fifty thousand (150,000) options (the "Initial Options") to acquire one hundred fifty thousand (150,000) shares of Acquiror Common Stock pursuant to the terms of the HA-LO Industries, Inc. Stock Plan (the "Plan") to certain executives employed by the U.S. Surviving Corporation and the Canada Company. Acquiror agrees to amend the Plan as necessary to fulfill the requirements of this
Section 6.18.

    SECTION 6.19. ADDITIONAL EXECUTIVE STOCK OPTION GRANTS. In addition to the Initial Options, Acquiror shall issue a total of three hundred fifty thousand (350,000) options (the "Additional Options") to acquire three hundred fifty thousand (350,000) shares of Acquiror Common Stock pursuant to the terms of the Plan. The issuance of the Additional Options shall be subject to the following terms and conditions.

         (a) Acquiror shall issue the Additional Options in four (4) annual installments of eighty seven thousand five hundred (87,500) options each. The issuance of each installment is subject to the achievement of certain annual profitability goals for the U.S. Surviving Corporation and the Canada Company, to be set by mutual agreement of Nelson and Lou Weisbach from time to time for each of the four (4) installments, the first such goal to be established within thirty (30) days after the Effective Time. As promptly as possible after the end of a year as to which the profitability goal has been satisfied, the entire installment shall be granted to such company executive employees designated by Nelson.

         (b) The Additional Options shall then, when issued, vest according to the Plan and shall have an exercise price per option equal to the arithmetic mean between the bid and the ask price of Acquiror Common Stock at the close of business on the date of grant.

         (c) Acquiror agrees to cause the amendment of the Plan as necessary to fulfill the requirements of this Section 6.19. If for any reason Acquiror does not amend the Plan, Acquiror shall create a separate non-qualified stock option plan for the executives of the U.S. Surviving Corporation and the Canada Company and as necessary, cause the registration of the shares of Acquiror Common Stock covered thereunder with respect to the Additional Options.

                                     ARTICLE VII

                                  CLOSING CONDITIONS

    SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Unitary Transaction and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

         (a) NO ACTION OR PROCEEDING. There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been specifically threatened in a written communication from a representative of a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the U.S. Surviving Corporation, Canada Holding Company-1 or any of their respective subsidiaries or affiliates, (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of any Target Company with any of Acquiror's subsidiaries or other operations, (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Unitary Transaction on Acquiror, Acquiror Sub, the U.S. Company, the Canadian Target Companies, any of their respective officers or directors, and Nelson, (iv) requiring or seeking to require divestiture by Acquiror of all or any significant portion of the business, assets or properties of any Target Company or any of its subsidiaries, or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the U.S. Merger, the Canada Reorganization, or both.

         (b) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

         (c) COMPETITION ACT. If deemed reasonably necessary, the Director under the Competition Act shall have informed the parties in writing that no approval, consent or application for an order is required under the Competition Act; provided, if approval is required thereunder, then such approval, consent or order shall have been received.

         (d) SECTION 116 CERTIFICATE. Nelson shall have delivered to Acquiror a certificate issued under Section 116 of the Treaty indicating a certificate limit equal to the value of Acquiror's Common Stock issued in connection herewith.

    Section 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Target Companies and Nelson contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect (subject to provisions for identified breaches of or misstatements in representations and warranties); provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

         (b) AGREEMENTS AND COVENANTS. Nelson and each Target Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him on or prior to the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect.

         (c) CONSENTS UNDER AGREEMENTS. The Material Consents shall have been obtained.

         (d) AFFILIATE AGREEMENTS. Acquiror shall have received from each U.S. Shareholder, and any other person who may be deemed to have become an affiliate or shareholder of a Target Company after the date of this Agreement and on or prior to the Effective Time (or affiliate of Acquiror after the Effective Time), a duly executed Affiliate Agreement in the form of Exhibit B.

         (e) EMPLOYMENT AND OTHER AGREEMENTS. Acquiror, on behalf of the U.S. Surviving Corporation, shall have received from (i) Nelson, an executed Employment Agreement in the form of Exhibit D hereto, (ii) Steven J. Lemberg, an executed Addendum to Employment Agreement in the form of Exhibit E hereto, (iii) Eric Rosenbloom, an executed Addendum to Employment Agreement in the form of Exhibit F hereto, (iv) Alan Baldwin, an executed Addendum to Employment Agreement in the form of Exhibit G hereto, and (v) Mark Freed and Jon

    Sloan, executed Employment Agreements in the form of Exhibit H hereto, and all such Employment Agreements, as amended, shall be in full force and effect at and as of the Effective Time. In addition, Acquiror shall have received from Nelson an executed Agreement and Covenant Against Unfair Competition, in the form of Exhibit I hereto, and from Nelson and each other individual executing an Employment Agreement or Addendum thereto pursuant to this subsection (e), a General Release of Claims, in the form of Exhibit J hereto.

         (f) RESIGNATIONS. Except as specifically provided in the Employment Agreements referenced in Section 7.02(e), above, each Director or Officer of a Target Company shall provide such Target Company with his written resignation from office, effective as of the Effective Time.

         (g) THE CANADA REORGANIZATION. Acquiror, Nelson and the Canadian Target Companies shall have closed the transactions under the Canada Reorganization.

         (h) CASH ACCOUNTS. Acquiror shall have received, if it so requests, terminations of authority, effective as of the Effective Time, by each employee or agent of a Target Company having signatory or other authority over such Target Company's cash, checking, lock box, safe deposit and other depositary arrangements, and for each institution described in Section 3.22 to the Target Company Disclosure Schedules.

         (i)  OPINION OF COUNSEL.   Acquiror shall have received the opinion of
    Miro Weiner & Kramer, legal counsel for the Target Companies, dated as of the Effective Time, with respect to those matters set forth in Exhibit K hereto, and in a form reasonably acceptable to Acquiror.

         (j) COMPLETE FINANCIAL INFORMATION. Acquiror shall have received true and complete financial information from the Target Companies and U.S. Shareholders in the form required, in the reasonable opinion of Arthur Andersen, L.L.P., the independent auditor for Acquiror, to be included in any and all of Acquiror's filings with the Commission after the Effective Time. In addition, Acquiror shall have received the Target Company Financial Statements as provided in Section 6.09 hereof.

         (k) DIRECTOR RESOLUTIONS. Acquiror shall have received resolutions of each Target Company's Board of Directors, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and confirming (1) all matters and things done by the officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of operations, and (2) the consummation of the Unitary Transactions and other transactions contemplated by this Agreement.

         (l) SHAREHOLDER RESOLUTIONS. Acquiror shall have received resolutions of each Target Company's shareholders, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and confirming
    (1) all matters and things done by the officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of operations, and (2) the consummation of the Unitary Transactions and other transactions contemplated by this Agreement.

         (m) WAIVER OF AGREEMENT. Acquiror shall have received a written waiver and termination, in form and substance satisfactory to Acquiror, of the provisions of Section 16 of that certain Asset Purchase Agreement dated as of February 27, 1995, and described at Item 1 of Section 3.35 to the Target Company Disclosure Statements.

         (n) OTHER DOCUMENTS AND INSTRUMENTS. Acquiror shall have received, upon its written request given at least two (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to Acquiror the effectiveness thereof.

    SECTION 7.03. CONDITIONS TO OBLIGATIONS OF THE TARGET COMPANIES AND NELSON. The obligations of the Target Companies and Nelson to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and the Target Companies and U.S. Share-holders shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect (subject to provisions for identified breaches of or misstatements in representations and warranties); provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

         (b) AGREEMENTS AND COVENANTS. Acquiror and its subsidiaries shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Target Companies and Nelson shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect.

         (c) CONSENTS UNDER AGREEMENTS. Acquiror shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Unitary Transaction under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it or any of its subsidiaries is a party, except those agreements or instruments for which failure to obtain such consents and approvals would, in the Target Companies' reasonable estimation, not have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

         (d) AFFILIATE AGREEMENTS. Each person entering into an Affiliate Agreement shall have received an executed counterpart thereof from Acquiror.

         (e) EMPLOYMENT AGREEMENTS. Each individual entering into an Employment Agreement/Addendum with the U.S. Surviving Corporation or Canada Company shall have received an executed counterpart thereof from Acquiror and the U.S. Surviving Corporation or Canada Company, as the case may be.

         (f)  OPINION OF COUNSEL.   The Target Companies and U.S. Shareholders
    shall have received the opinion of Neal Gerber & Eisenberg, counsel for Acquiror, dated as of the Effective Time, with respect to those matters set forth in Exhibit M hereto, and in a form reasonably acceptable to the Target Companies.

         (g) OTHER DOCUMENTS AND INSTRUMENTS. The Target Companies and U.S. Shareholders shall have received, upon their written request given at least two (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to the Target Companies and U.S. Shareholders the effectiveness thereof.

         (h) RELEASE OF NELSON GUARANTEES. Nelson shall have received from Acquiror a release, in form and substance reasonably satisfactory to Nelson, of Nelson's guarantee obligations under those Agreements described in Section 3.35 to the Target Company Disclosure Schedules.


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

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. TERMINATION. This Agreement, and the Unitary Transaction, may be terminated at any time prior to the Effective Time in the following manner:

         (a) MUTUAL CONSENT. By mutual consent of Acquiror and the Target Companies (or Nelson acting on their behalf and on behalf of the other U.S. Shareholders).

         (b) TARGET BREACH. By Acquiror, if (i) there has been a breach by a Target Company or U.S. Shareholder of any covenant or agreement on their part to be performed under this Agreement, or (ii) Acquiror shall reasonably determine that any one or more of the representations and warranties of the Target Companies and U.S. Shareholders contained in
    Article III of this Agreement is in breach, and the aggregate potential Damages which could be sustained, directly or indirectly, by Acquiror as a result of such breach exceeds five hundred thousand dollars ($500,000) (hereafter, the "Termination Threshold"); provided, however, (x) the Target Companies and U.S. Shareholders shall have the right to cure any such breach in accordance with the provisions of Section 8.01(h) hereof, and (y) Acquiror shall have the right to compel Nelson to cure any such breach in accordance with the provisions of Section 8.01(i) hereof.

         (c) ACQUIROR BREACH. By Nelson (acting alone and on behalf of the Target Companies and other U.S. Shareholders), if (i) there has been a material breach by Acquiror of any covenant or agreement on its part to be performed under this Agreement, and such breach is not cured within thirty
    (30) days following receipt by Acquiror of written notice thereof from the Target Companies or Nelson, or (ii) Nelson shall reasonably determine that any one or more of the representations and warranties of Acquiror contained in Article IV of this Agreement is in material breach, and the aggregate potential Damages which could be sustained, directly or indirectly, by Nelson and the Target Companies as a result of such breach exceeds five hundred dollars ($500,000).

         (d) INJUNCTION. By Acquiror or Nelson (acting alone and on behalf of the Target Companies and other U.S. Shareholders) if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the U.S. Merger or the Canada Stock Reorganization shall have become final and nonappealable.

         (e) OUTSIDE DATE. By Acquiror or Nelson (acting alone and on behalf of the Target Companies and other U.S. Shareholders) if the Unitary Transaction shall not have been consummated on or prior to January 31, 1997 (the "Outside Date") unless otherwise mutually agreed to by the parties.

         (f) TARGET COMPETING TRANSACTION. By Acquiror, if any Target Company or U.S. Shareholder shall have engaged or shall propose to engage in any Competing Transaction (as defined in Section 5.02(h) hereof.

         (g) ACQUIROR REFUSAL TO CLOSE. By Nelson (acting alone and on behalf of the Target Companies and other U.S. Shareholders), if Acquiror shall have refused to consummate the U.S. Merger or Canada Reorganization, and
    (i) Acquiror shall not have exercised its right to terminate this Agreement under any provision of this Section 8.01, and (ii) no Target Company or U.S. Shareholder is otherwise in breach of the provisions of this Agreement in an amount that would give Acquiror the right to terminate this Agreement.

         (h) TARGET CURE PROVISIONS. Acquiror shall not exercise its termination rights under this Section 8.01 until the expiration of thirty
    (30) days following a written election by the Target Companies and Nelson (acting alone and on behalf of the other U.S. Shareholders) to cure a breach or violation of any covenant, agreement, representation or warranty set forth in this Agreement; provided, however, such election by the Target Companies and U.S. Shareholders, and the manner in which any such breach is cured, shall be in strict accordance with the following provisions:

              (i) In the event there has been a breach by a Target Company or U.S. Shareholder of any covenant or agreement on their part to be performed under this Agreement, then immediately following written notice by the Target Companies and Nelson to Acquiror given not later than the Outside Date, the Target Companies and U.S. Shareholders shall have thirty (30) days in which to cure such breach of covenant or agreement, and in the event such covenant or agreement is cured,
         (x) the new Outside Date shall be April 1, 1997, and (y) unless there shall be any new or further breach hereunder by the Target Companies or U.S. Shareholders, Acquiror shall not have the right to terminate this Agreement under Section 8.01(b)(i); or

             (ii) In the event there has been a breach by a Target Company or U.S. Shareholder of any representation or warranty on their part made under this Agreement, then immediately following written notice by the Target Companies and Nelson to Acquiror given not later than the

         Outside Date, the Target Companies and U.S. Shareholders shall have thirty (30) days in which to fully cure the matter or event which has resulted in such breach of representation or warranty, and in the event such breach of representation or warranty is cured, (x) the new Outside Date shall be April 1, 1997, and (y) unless there shall be any new or further breach hereunder by the Target Companies or U.S. Shareholders, Acquiror shall not have the right to terminate this Agreement under Section 8.01(b)(ii); provided, however, if such representation or warranty is not capable of cure and relates to a loss or expense incurred by a Target Company prior to the Effective Time or which may be incurred by a Target Company after the Effective Time, then Nelson shall have the right, prior to the expiration of such thirty (30) day period, to cure such breach by contributing cash to the affected Target Company equal to the difference between (1) the total loss or expense incurred or to be incurred by such Target Company, LESS (2) that portion of the Termination Threshold, if any, which exceeds the aggregate potential Damages which could be sustained, directly or indirectly, by Acquiror as a result of all breaches of this Agreement by the Target Companies and U.S. Shareholders prior to the Effective Time, and Acquiror agrees that upon such contribution by Nelson, the representation or warranty which was the subject matter of the breach shall be deemed cured for purposes of this Agreement.

         (i) ACQUIROR FORCED CURE PROVISIONS. In the event there has been a breach by a Target Company or U.S. Shareholder of any representation or warranty (or series thereof) on their part made under this Agreement, and the aggregate potential Damages which could be sustained, directly or indirectly, by Acquiror as a result of all such breaches exceeds the Termination Threshold, then in the event Nelson shall not elect to cure such breach in accordance with the provisions of Section 8.01(h) hereof, and immediately following Acquiror's written notice to Nelson given not later than the Outside Date, Nelson shall be obligated to cure such breach within thirty (30) days following receipt of such notice by making a cash contribution to the affected Target Company equal to the difference between
    (x) the total loss or expense incurred or to be incurred by such Target Company, LESS (y) that portion of the Termination Threshold, if any, which exceeds the aggregate potential Damages which could be sustained, directly or indirectly, by Acquiror as a result of all breaches of this Agreement by the Target Companies and U.S. Shareholders prior to the Effective Time, and Acquiror agrees that upon such contribution by Nelson, the representations or warranties which were the subject matter of its notice shall be deemed cured for purposes of this Agreement; provided, however,

    Nelson shall not be obligated to contribute more than $1 million to the affected Target Companies, and in the event Acquiror's aggregate potential Damages from all breaches exceeds $1.5 million, then Acquiror shall be required to waive its claims for Damages in excess of $1.5 million or, alternatively, it may elect to terminate this Agreement in accordance with
    Section 8.01(b); and provided, further, if Nelson breaches his obligations under this subsection (i), Acquiror shall, if it otherwise elects to close the Unitary Transaction, retain all remedies at law or in equity to proceed against Nelson on account of such breach.

    SECTION 8.02. EFFECT OF TERMINATION. Upon termination of this Agreement in accordance with the provisions of Section 8.01 hereof, the remedies of the terminating party shall be limited to those provided under Sections 8.03 and 9.02, and except to the extent necessary for the enforcement of such party's rights thereunder, this Agreement shall be null and void, and all other rights and obligations of Acquiror, Acquiror Sub, the U.S. Company, the Canada Company, Canada Holding Company-1, Canada Holding Company-2 and U.S. Shareholders shall forthwith cease and have no further force or effect.

    SECTION 8.03. FEES AND EXPENSES.

         (a) Except as specifically provided in subsections (d) and (e), below, all "Expenses" (as hereafter defined) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

         (b) As used in this Agreement, the term "Expenses" shall include all reasonable out-of-pocket expenses and disbursements (including, without limitation, all reasonable fees and expenses of counsel and accountants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation of the Resale Prospectus and all other matters related to the closing of the transactions contemplated herein. As used herein, the term "Payment Date" shall mean the tenth business day following a party's receipt of an election to terminate this Agreement pursuant to Section 8.01 hereof.

         (c) The Target Companies and U.S. Shareholders agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01(b), and Acquiror shall be without fault of its own, on the Payment Date, the Target Companies shall pay to Acquiror an amount equal to the sum of the Expenses incurred by Acquiror in connection with this Agreement.

         (d) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(c), and each of the Target Companies and U.S. Shareholders shall be without fault of their own, on the Payment Date, Acquiror shall pay to the Target Companies an amount equal to the sum of the Expenses incurred by them in connection with this Agreement.

         (e) The Target Companies agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01(f), on the Payment Date the Target Companies shall jointly and severally pay to Acquiror an amount equal to fifteen million dollars ($15,000,000) plus all of the Expenses incurred by Acquiror in connection with this Agreement.

         (f) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(g) without fault of their own, on the Payment Date Acquiror shall pay to the Target Companies an amount equal to fifteen million dollars ($15,000,000) plus all of the Expenses incurred by the Target Companies in connection with this Agreement.

         (g) Any demand for the payment of Expenses shall itemize in reasonable detail all qualifying disbursements and accruals, and notwithstanding one party's payment of another party's Expenses, the party incurring such items may update and/or supplement its demand at any time and from time to time, until the expiration of sixty (60) days from the date of the initial demand. All payments owing in accordance with this
    Section 8.03 shall be made by wire transfer of immediately available funds to an account designated by the party so entitled to receive payment therefor.

         (h) Notwithstanding the provisions of this Article VIII, in the event a party shall refuse to comply with the terms and provisions of this Agreement, the other party may bring an action to specifically enforce this Agreement, each party hereby acknowledging and agreeing that (i) time is of the essence of this Agreement, (ii) a party may suffer irreparable injury in the event of a wilful breach of this Agreement, and (iii) monetary damages from a party's wilful failure to observe the provisions hereof may be impossible to calculate; provided, however, no action to specifically enforce this Agreement may be brought by any party who actually receives the amounts provided under Sections 8.03(d) or (e) hereof.

                                      ARTICLE IX

                               INDEMNIFICATION MATTERS

    SECTION 9.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding the closing of the Unitary Transaction, the representations and warranties of Nelson, the Target Companies and Acquiror contained in this Agreement shall survive the Effective Time until sixty (60) days following the audit by Acquiror's independent accountants of the Target Companies' results of operations for the fiscal year ending December 31, 1997 (the expiration of such sixty (60) days is hereafter the "Audit Cut-Off"). The covenants and agreements contained herein to be performed or complied with on or prior to the Effective Time shall expire at the Effective Time. The covenants and agreements contained herein to be performed or complied with after the Effective Time, and the parties' liabilities in respect of a breach thereof (other than the covenant to indemnify against breaches of the representations and warranties of the parties), shall survive the Effective Time until such covenants and agreements have been performed or complied with, or until they shall have expired in accordance with their respective terms.

    SECTION 9.02.  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF ACQUIROR.

         (a) From and after the Effective Time, the U.S. Shareholders covenant and agree they shall jointly and severally indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from the breach of any one or more of the representations or warranties of Nelson and the Target Companies made in this Agreement. Except as provided in Section 9.03 hereof, such indemnification by the U.S. Shareholders shall be subject to the following limitations:

              (i)  Any and all claims by Acquiror for Damages pursuant to this
         Section 9.02 shall be enforceable, if at all, only against the shares of Acquiror Common Stock issuable to the U.S. Shareholders in the Unitary Transaction and further limited as provided herein; provided, however, the U.S. Shareholders may, upon reasonable notice to Acquiror, elect to pay any claim hereunder in cash, opposed to set-off against Unregistered Shares.

             (ii) In valuing the Unregistered Shares for purposes of Acquiror's set-off and indemnification rights under this Section 9.02, such Unregistered Shares shall in all events be valued at the average closing sale price of a share of Acquiror Common Stock as reported by the NASDAQ for the ten
         (10) trading days prior to the Effective Time (the "Average Value"). In illustration of the foregoing, if an indemnification claim for thirty thousand dollars ($30,000) is asserted, and the Average Value is calculated at thirty dollars ($30) per share, then subject to clause (iii) herein, and notwithstanding that the fair market value of such shares may be higher at the time, one thousand (1,000) shares of Acquiror Common Stock shall be subject to set-off in satisfaction of such claim. Each U.S. Shareholder acknowledges that any such set-off shall be treated as a reduction of the share consideration received in the Unitary Transaction, and agree that any and all Returns filed in connection with the Unitary Transaction after such set-off shall so reflect.

            (iii) Acquiror's right of indemnification under this Section 9.02 shall in each and every instance be limited to the set-off against and cancellation of no greater than nine percent (9%) of the total number of shares of Acquiror Common Stock issued in the Unitary Transaction. Thus, if all two million two hundred fifty thousand (2,250,000) shares of Acquiror Common Stock are issued to the U.S. Shareholders in accordance with the provisions of Article II, then only two hundred two thousand five hundred (202,500) of such shares, valued in accordance with clause (ii), above, shall be subject to set-off hereunder.

             (iv)  Acquiror shall not be entitled to any recovery under this
         Section 9.02 unless a claim for indemnification is made prior to the Audit Cut-Off.

              (v) Acquiror shall not be entitled to any recovery for Damages (or portion thereof) which are attributable to (x) amounts for which Acquiror has received (or is indirectly entitled to receive) proceeds of insurance under a policy which was in effect at the Effective Time with respect to the matter for which indemnification is otherwise available hereunder, or (y) the actual amounts of Closing Reserves created in or added to the Interim Target Company Financial Statements prior to the Effective Time by the U.S. Company, but only to the extent such amounts were created or added at the specific request of Acquiror's Treasurer or Chief Financial Officer.

             (vi) Acquiror shall not be entitled to (i) make any indemnification claim unless such claim equals or exceeds one thousand dollars ($1,000); and (ii) recover any amount for such allowed indemnification claims under this

         Section 9.02 unless and until the aggregate Damages which Acquiror is entitled to recover in respect of all such claims exceeds five hundred thousand dollars ($500,000) LESS the amount of any Damages sustained by Acquiror as a result of any breach of representation or warranty determined prior to the Effective Time and used in the calculation of the Termination Threshold under Section 8.01(b)(ii) hereof (such difference is hereafter the "Basket"), and only to the extent such Damages exceed the Basket.

            (vii) Acquiror shall not be entitled to recover any amount for indemnification claims under this Section 9.02 for Damages arising solely from the failure to obtain a Material Consent; provided, however, that the U.S. Shareholders and the Target Companies have used reasonable best efforts to obtain such Material Consent.

    SECTION 9.03. SPECIAL PROVISIONS RELATING TO CERTAIN TAX LIABILITIES AND OTHER MATTERS. Anything in this Agreement to the contrary notwithstanding:

         (a) The U.S. Shareholders shall be primarily liable for and shall pay directly all foreign, federal, state and local income Taxes imposed upon, assessed against or attributable to the U.S. Company, and any Taxes calculated or measured with respect to the revenues, receipts, gross profits or net profits of the U.S. Company, in each case attributable to periods (or portions thereof) ending on or prior to the Effective Time. In addition, the U.S. Shareholders covenant and agree they shall indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and resulting from the Taxes described in the preceding sentence, or attributable to Taxes which would not have been payable by or assessable against the U.S. Company if a valid S Corporation Election had been in effect with respect to the U.S. Company during such Tax periods.

         (b) In the event of a recharacterization by any taxing authority of the employment status of a Target Company's sales representatives, such that the representations of the Target Companies and U.S. Shareholders set forth in Section 3.12(a) (iv) or (xii) are breached or otherwise incorrect, the U.S. Shareholders covenant and agree they shall, subject to application of the Basket under Section 9.02(a)(vi) hereof, indemnify and save harmless Acquiror from and against any and all Taxes, interest and penalties incurred or suffered by the U.S. Surviving Corporation or Acquiror, and resulting from such recharacterization.

         (c) Subject to application of the Basket under Section 9.02(a)(vi) hereof, the U.S. Shareholders covenant and agree they shall indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to (i) Obsolete Program Inventory Costs, determined in accordance with the provisions of Section 3.33 hereof, and (ii) slow moving or excessive products reflected in the inventories of the Target Companies as of December 31, 1996, and determined below. To the extent that, during the period from January 1, 1997 through completion of the audit by Acquiror's independent accountants of the Target Companies' results of operations for the fiscal year ending December 31, 1997, the Target Companies are unable to sell or dispose of at least ninety-five percent (95%) of the entire quantity of product items included in each "product unit" reflected in the inventories of the Target Companies as of December 31, 1996 (the "Base Shortfall"), or the Target Companies' net revenues from the sale of product items so reflected are less than the extended cost therefor (the "Secondary Shortfall"), then in each case, at the Audit Cut-Off, the U.S. Shareholders shall indemnify Acquiror for the Base Shortfall and the Secondary Shortfall, subject to the Basket, by payment of such Shortfall(s) to Acquiror, or by set-off of an amount equal to such Shortfall(s) against Unregistered Shares in accordance with the provisions of this Article IX, as Nelson shall determine. For purposes of this subsection, (1) the Base Shortfall shall equal the extended cost of all items included in each product unit, and remaining unsold as of the applicable date, and (2) the Secondary Shortfall shall mean the amount by which net revenues from the sale such product items is less than the extended cost therefor. As used herein, the term "product unit" shall mean each separate product or merchandise unit offered for sale by a Target Company. Product units shall be identified by vendor code, product code or such other reasonable tracking method as Acquiror shall determine.

         (d) Notwithstanding the Basket, the U.S. Shareholders shall indemnify and hold Acquiror harmless from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to those litigation matters described in Section 3.09(a) to the Target Company Disclosure Schedules; provided, in the event the liability of the U.S. Company under Item Nos. 1 and 2 thereon is zero or a nominal amount, no indemnification shall be required in respect of attorney's fees and costs; and provided, further, the Basket shall be increased by the amount of any recovery, net of attorney's fees and costs, under Item No. 3 thereon.

    SECTION 9.04. ACQUIROR'S INDEMNIFICATION. Acquiror covenants and agrees to indemnify and save harmless the Target Companies and Nelson from and against any and all Damages incurred or suffered directly or indirectly by them and proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of Acquiror made in this Agreement. The Target Companies and Nelson shall not be entitled to recover any amount for indemnification claims under this Section 9.04 unless and until the aggregate Damages which the Target Companies are entitled to recover in respect of all such claims exceed the Basket, and only to the extent the Target Companies' aggregate Damages exceed the Basket. In addition, the Target Companies and Nelson shall not be entitled to any recovery under this Section
9.04 unless a claim for indemnification is made prior to expiration of the Audit Cut-Off.

    SECTION 9.05.  INDEMNIFICATION PROCEDURES.

         (a) In the event that any party hereto shall sustain or incur any Damages in respect of which indemnification may be sought by such party pursuant to this Agreement, the party to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by serving written notice on the party providing indemnification (the "Indemnitor"), stating the nature and basis of such claim.

         (b) In case either party has received actual notice of any claim asserted or any action or administrative or other proceeding in respect of which claim, action or proceeding such party believes indemnity properly may be sought against the other party pursuant to this Agreement, the Indemnitee shall, within thirty (30) days of receiving such notice, give notice thereof in writing to the Indemnitor, but failure to give such notice within such time period shall relieve the Indemnitor of its indemnification obligation only to the extent of actual prejudice resulting therefrom. Within fifteen (15) days after receipt of notice of such claim, action or proceeding, the Indemnitor may give the Indemnitee written notice of its election to conduct the defense of such claim, action or proceeding; provided, however, that the Indemnitee shall have the right to participate in the defense thereof, but such participation shall be solely at the expense of the Indemnitee, without a right of further reimbursement. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, action or proceeding, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim, action or proceeding. If the Indemnitor has not so notified the Indemnitee in writing within the time hereinabove provided of its election to conduct the defense of such claim, action or proceeding, the Indemnitee shall conduct the defense of any such claim, action or proceeding; provided that the Indemnitee shall not at any time settle, compromise or satisfy any such claim, action or proceeding without the written consent of the Indemnitor, which shall not unreasonably be withheld. Any such settlement, compromise or satisfaction made by the Indemnitee with the Indemnitor's consent of, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnitee shall be binding upon the Indemnitor. The failure of the Indemnitor to assume the defense of any claim, action or proceeding shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter thereof. If the Indemnitor has elected under this Section to conduct the defense of any claim, action or proceeding, then the Indemnitor shall be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding.

    SECTION 9.06. DISPUTE RESOLUTION. In the event a U.S. Shareholder shall notify Acquiror in writing that it objects to any characterization of a breach, Damage calculation, indemnification claim or other determination made by Acquiror under this Agreement, and sets forth with particularity the amounts in dispute, the nature of the dispute and the basis therefor, the parties shall in good faith thereafter attempt to resolve such dispute, in which event no set-off against Unregistered Shares shall be made by Acquiror until the resolution thereof and, if applicable, no right of termination shall be exercised until the resolution thereof. Any such objection must be delivered to Acquiror not later than twenty (20) days following Acquiror's delivery of its claim for indemnification. If the parties do not reach agreement resolving the dispute within twenty (20) days after notice is given in accordance with herewith, the parties shall submit the dispute to an independent certified public accounting firm mutually agreeable to the parties, which firm shall not have had a material relationship with Acquiror, the Target Companies or any of their respective Affiliates within the two (2) years preceding the date hereof (the "Arbiter"),
for resolution in a proceeding to be conducted in Chicago, Illinois.   If the
parties cannot agree on the selection of the independent certified public accounting firm to act as Arbiter, the parties shall request the American Arbitration Association (the "Association") to appoint such a firm, and such appointment shall be conclusive and binding on the parties. Promptly, but not later than sixty (60) days after acceptance of its appointment as Arbiter, the Arbiter shall determine, based on presentations by Acquiror and Nelson (acting on behalf of all U.S. Shareholders) or, if deemed necessary by the Arbiter, by independent review, only those issues in dispute, and shall render a report as to the dispute, and the resulting determination on Acquiror's claim for indemnification, which determination shall be conclusive and binding upon the parties, and in the event any portion of Acquiror's claim is allowed, Acquiror may thereafter set-off such portion against the Unregistered Shares. In resolving any disputed item, the Arbiter may not assign a value to any item greater than the greatest value for such item claimed by a party in its claim or objection thereto, or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter shall be paid one-half by Acquiror and one-half by Nelson. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to Acquiror's claim for indemnification shall be made hereunder only for items as to which a U.S. Shareholder has taken exception as provided herein. Anything in this Agreement to the contrary notwithstanding, Acquiror shall not be obligated to register any Unregistered Shares under Section 6.03 hereof, to the extent such Unregistered Shares are the subject of Acquiror's claim for indemnification made prior to expiration of the Audit Cut-Off.

                                      ARTICLE X

                                  GENERAL PROVISIONS

    SECTION 10.01. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

    If to Acquiror or Acquiror Sub:

         HA-LO Industries, Inc.
         5980 West Touhy Avenue
         Niles, IL 60714
         Attention:  Mr. Gregory J. Kilrea, CFO
         Facsimile number:  847.647.4970

              with copies to:

         Marc S. Roth, Esq.
         Marc S. Roth & Associates, Ltd.
         176 Ambrogio Drive
         Gurnee, IL 60031
         Facsimile number:  847.336.6368

                   -and-

         Barry J. Shkolnik, Esq.
         Neal Gerber & Eisenberg
         Two North LaSalle Street
         Suite 2200
         Chicago, IL 60602
         Facsimile number: 312.269.1747

    If to the Target Companies:

         Creative Concepts in Advertising, Inc.
         31535 Southfield Road
         Beverly Hills, MI 48075
         Attention: Steven J. Lemberg, CFO
         Facsimile No.:  810.988.9406

              with a copy to:

         Ernest J. Weiner, Esq.
         Miro Weiner & Kramer
         500 North Woodward Avenue
         Suite 100
         Bloomfield Hills, MI 48304
         Facsimile No.:  810.646.4204

    If to Nelson:

         Linden D. Nelson
         c/o Creative Concepts in Advertising, Inc.
         31535 Southfield Road
         Beverly Hills, MI 48075
         Facsimile No.:  810.258.1340

              with a copy to:

         Ernest J. Weiner, Esq.
         Miro Weiner & Kramer
         500 North Woodward Avenue
         Suite 100
         Bloomfield Hills, MI 48304
         Facsimile No.:  810.646.4204

    SECTION 10.02. AMENDMENT. This Agreement may be amended by the parties by action taken personally, in the case of Nelson, or by their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties.

    SECTION 10.03. WAIVER. At any time prior to the Effective Time, any party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive in writing any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 10.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 10.06. ENTIRE AGREEMENT. This Agreement (together with the Exhibits, and the Target Company and Acquiror Disclosure Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Any matter which is disclosed in any portion of the Target Company or Acquiror Disclosure Schedules shall be deemed to have been disclosed for the purposes of all relevant provisions of this Agreement. The inclusion of any item in any such Disclosure Schedules shall not be deemed evidence of the materiality of such item for purposes of this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether orally or in writing, shall be deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.

    SECTION 10.07. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

    SECTION 10.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Unitary Transaction pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.09. GOVERNING LAW; CURRENCY DIFFERENCES. Except as provided in Sections 1.01, 1.03 and 6.17(c) hereof, this Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law. As used herein, all dollar-denominated monetary amounts shall refer to U.S. dollars, and there shall be no adjustments made for differences in the value of currencies existing at the date of this Agreement, or for fluctuations in such values after the date hereof.

    SECTION 10.10. COUNTERPARTS. This Agreement may be executed in or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Each person owning shares of U.S. Company or Canada Holding Company Stock on the date of this Agreement shall execute this Agreement on the date hereof as a Target Company shareholder, and every other person so acquiring shares of U.S. Company or Canada Holding Company Stock after the date of this Agreement and prior to the Effective Time shall execute a separate undertaking or counterpart hereof, agreeing to be bound by all the representations, warranties, covenants and agreements of a Target Company shareholder herein.

    SECTION 10.11. SCHEDULES. To the extent that any fact or facts set forth in any Target Company Disclosure Schedule (delivered by the Company concurrently herewith) is relevant to any one or more other schedules included in the schedule volume, such fact or facts shall be deemed included on each such relevant schedule or schedules.

    IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the U.S. Company, the Canada Company, Canada Holding Company-1, Canada Holding Company-2 and the U.S. Shareholders have caused this Agreement to be executed as of the date first written above, in the case of each corporate entity, by their respective officers duly authorized.

                   HA-LO INDUSTRIES, INC.



                   By:
                        -----------------------------------------
                        Its: CEO


                   HA-LO ACQUISITION CORPORATION
                        OF MICHIGAN, INC.,



                   By:
                        -----------------------------------------
                        Its: CEO

                   CREATIVE CONCEPTS IN ADVERTISING, INC.,



                   By:
                        -----------------------------------------
                        Its: CEO


                   CREADIS GROUP INC.



                   By:
                        -----------------------------------------
                        Its: CEO


                   1132832 ONTARIO INC.



                   By:
                        -----------------------------------------
                        Its: CEO


                   1132831 ONTARIO INC.



                   By:
                        -----------------------------------------
                        Its: CEO




                   ----------------------------------------------
                   LINDEN D. NELSON




                   ----------------------------------------------
                   MICHELLE NELSON




                   ----------------------------------------------
                   JULIE A. NELSON, not individually,
                   but as Trustee u/a/d 01/01/96
                   f/b/o Sanford E. Nelson

                   ----------------------------------------------
                   JULIE A. NELSON, not individually,
                   but as Trustee u/a/d 01/01/96
                   f/b/o Arielle L. Nelson




                   ----------------------------------------------
                   STEVEN J. LEMBERG

STATE OF MICHIGAN       )
                        )  SS.
COUNTY OF OAKLAND       )

    I, __________________________, a Notary Public in and for said State and County, do hereby certify that Julie A. Nelson, who is personally known to me as the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered the said instrument as her own free and voluntary act, for the uses and purposes therein set forth.

    Given under my hand and notarial seal this ____ day of October, 1996.



                             ------------------------------
                             Notary Public